Memorandum of Transfer granting a Forestry Right

(pursuant to the Forestry Rights Registration Act 1983)

Tarawera Forests Limited

and

Tiaki Plantations Company

Date

Bell Gully

Contents

This **Memorandum of Transfer granting a Forestry Right** is made on and dated 4 June 2004

between (1) **Tarawera Forests Limited** (the **Grantor**)

and (2) **Tiaki Plantations Company** (the **Grantee**)

Introduction

A. The Grantor is registered as proprietor of the freehold estate in the Land.

B. The Grantor has agreed to grant this Forestry Right to the Grantee.

C. The Grantee is managed by HNRG.

1. Definitions and interpretation

1.1 Definitions

In this Forestry Right, unless the context otherwise requires:

Access Right means the access rights as set out in Appendix 4;

Annual Rent means the annual rent payable by the Grantee to the Grantor pursuant to clause 4.1 of this Forestry Right subject to review from time to time in accordance with the provisions of clause 4.2;

AR Payment has the meaning ascribed to it in clause 4.1(a)(ii);

Commencement Date means 4 June 2004;

CPI means the quarterly index for all groups published by the Department of Statistics under the heading "CPI Quarterly and Annual Average Index Numbers" or such other nationally accepted index of the change in the real value of money as may be agreed between the Grantor and the Grantee from time to time;

Default Interest Rate means the rate equal to 4% per annum above the 90 day bank bill rate as quoted on Reuters page BKBM (or any successor page) (subject to manifest error) at or about 10.45 am on the first Working Day of the period in respect of which such rate of interest is to be calculated, and thereafter on each succeeding Working Day of the period;

Dispute Process means the process for dispute resolution set out in clause 12;

Existing Quarries means those quarries known as the Edwards Road Quarry and the Awaterere Quarry shown on Appendix 1, Plan A;

Financial year means the period from 1 July in any calendar year to 30 June in the following calendar year;

Fire Store means the fire store in Tarawera Forest located within the Forest Compound and includes ancillary equipment and improvements;

Fixed machinery means machinery which is permanently affixed to a particular site and does not include machinery that is periodically moved from site to site within the Relevant Land;

Five Year Plan has the meaning ascribed to it in clause 5.1(g);

Forest Compound means the forest compound in the Tarawera Forest identified in Appendix 1 Plan A1;

Forestry Right means a Forestry Right created pursuant to the Forestry Rights Registration Act 1983 and where the context so requires means this Forestry Right;

FR Payment has the meaning ascribed to it in clause 4.1(a)(i);

Grantor's Land means that part of the Land which does not form part of the Relevant Land and includes the Returned Land;

GST means goods and services tax charged under the Goods and Services Tax Act 1985 and any tax imposed in substitution for that tax;

Handback Units means those parts of the Relevant Land that have been identified for return to the Grantor in the first year of the applicable Five Year Plan, have been harvested and are of a commercially reasonable size;

Harvesting Plan means the harvesting plan prepared by the Grantee in accordance with clause 5.1(f);

HNRG means Hancock Natural Resource Group Inc;

Land means the Tarawera Forest, and includes both the Relevant Land and the Grantor's Land but excludes Putauaki;

MIL means Maori Investments Limited;

PPI means the average of the indices for Forestry and Logging (A06), Wood Product Mfg (C07), and Paper & Paper Product Mfg (C08) published by the Department of Statistics and shown under the heading " PPI OUTPUTS" or such other nationally accepted index of the change in forestry and logging, wood products and paper and paper product outputs as may be agreed between the Grantor and the Grantee from time to time;

Productive Area means the net stocked area shown as "Planted Area" on the plan in Appendix 1 Plan A being all those parts of the Relevant Land planted in the Relevant Trees at the Commencement Date being equal to the Stands as specified in Appendix 2 less, at any time after the Commencement Date, the Productive Area of any Returned Land;

Putauaki means the land shown in Appendix 1 Plan C;

Quarries means the Existing Quarries together with such other quarries that may be established and managed on the Relevant Land by the Grantee during the Term pursuant to Clause 5.1(d)(iv);

Quarter means each or any of the following periods.

(i) from 1 January to 31 March;

(ii) from 1 April to 30 June;

(iii) from 1 July to 30 September;

(iv) from 1 October to 31 December

Relevant Land means that part of the Land underlying the "Productive Area" together with the Quarries less, at any time after the Commencement Date, any Returned Land;

Relevant Rent Review Date has the meaning ascribed to it in clause 4.2;

Relevant Trees means all the pinus radiata and douglas fir trees and timber and any other exotic and fast growing species of trees and timber whether standing or otherwise on or in the Productive Area at the Commencement Date;

Returned Land means those parts of the Relevant Land (as at the Commencement Date) which have been returned to the Grantor as Handback Units from time to time;

Rent Date means any date on which the annual rent is payable pursuant to clause 4.1 of this Forestry Right;

Stand means each stand of trees as specified in Appendix 2;

Superskid Site means that area of Tarawera Forest identified in Appendix 1 Plan B;

Tarawera Forest means the land shown on Appendix 1 Plan A comprising the Certificates of Title shown on that Plan A and described in the attachment to Plan A;

Tasman Forest Accord means the agreement entered into between various parties dated 22 June 1989 a copy of which is annexed to this Forestry Right as Appendix 3, and includes any variation or amendment to the agreement, including any agreement entered into in substitution for or replacement of or in addition to the agreement, to which both parties have consented (acting reasonably);

Term means the term as outlined in clause 3, and

Working Day means any day of the week (other than a Saturday or Sunday) on which registered banks in New Zealand are open for business.

1.2 Interpretation

(a) In this Forestry Right:

(i) words importing the singular number include the plural and vice versa;

(ii) the appendices to this Forestry Right and the provisions and conditions contained in such appendices (if any) will have the same effect as if set out in the body of this Forestry Right;

(iii) references to clauses and appendices are references to clauses in and appendices to this Forestry Right, respectively;

(iv) references to parties are references to the parties to this Forestry Right and includes successors and assigns;

(v) words and expressions defined in the body of this Forestry Right bear the defined meaning in the whole of this Forestry Right including the Introduction;

(vi) any obligation not to do anything will be deemed to include an obligation not to suffer, permit or cause that thing to be done;

(vii) references to a statute include references to regulations, orders or notices made under such statute, or orders or notices made under such regulations, and references to a statute or regulation includes references to all amendments to that statute or regulation whether by subsequent statute or otherwise and including a statute or regulation passed in substitution for the statute or regulation;

(viii) references to persons will be deemed to include references to individuals, corporations, firms, partnerships, joint ventures, associations, organisations, trusts, states or agencies of state, government departments and local and municipal authorities in each case whether or not having separate legal personality;

(ix) a covenant given by more than one person binds each person jointly and severally; and

(x) references to $ or dollars is a reference to the lawful currency of New Zealand and all amounts payable under this Forestry Right are to be paid in that currency.

1.3 Headings

Clause and other headings are for ease of reference only and will not be deemed to form any part of the context or to affect the interpretation of this Forestry Right.

2. Grant of Forestry Right

2.1 Grant of Forestry Right

In consideration of the payments outlined in clause 4 of this Forestry Right and the covenants and conditions on the part of the Grantee expressed or implied in this Forestry Right, the Grantor transfers and grants to the Grantee as a Forestry Right pursuant to the Forestry Rights Registration Act 1983 for the Term the right to:

(a) exclusively maintain, manage, cultivate, protect and render productive, harvest, carry away, sell and otherwise utilise all the Relevant Trees;

(b) make, construct, install, maintain, improve and use all roadways, tracks, skids, bridges, culverts, gates, and other means of access and egress on or over the Relevant Land which are or may reasonably be required for the purpose of fully exercising the exclusive rights conferred in subclause 2.1(a);

(c) at anytime for the purpose of and to the extent necessary for gaining access to and egress from the Relevant Land, enter, pass and repass on and over the Returned Land (and also on and over any land over which there is a right of way appurtenant to the Land) with or without machinery, vehicles (both laden and unladen) and plant of all kinds together with the right to pass and repass over the same;

(d) construct on the Relevant Land such buildings, plant, and other works as may be necessary or convenient for the full enjoyment of this Forestry Right, subject to the prior written consent of the Grantor (such consent not to be unreasonably withheld or

delayed, provided that the Grantor may veto any major infrastructure (by way of example, but without limitation, a processing mill) and the Grantee may construct non-significant works without consent); and to remove the same on expiry or sooner determination of this Forestry Right, subject to the provisions of clause 7.1(d) of this Forestry Right;

(e) place and stack on any part of the Relevant Land, any trees, timber or logs harvested pursuant to this Forestry Right;

(f) erect signs and notices on any part of the Relevant Land indicating the Grantee's interest in the Relevant Trees or as is desirable to ensure safety during the period of enjoyment of the Grantee's rights in this Forestry Right;

(g) use any roadway on the Land on the terms of the Access Right;

(h) generally do whatever may be necessary or convenient for maintaining managing protecting, harvesting and carrying away and disposing of the Relevant Trees, and the timber and logs obtained from the Relevant Trees and for obtaining the full benefit of the rights and privileges created in favour of the Grantee in this Forestry Right; and

(i) for the avoidance of doubt the Relevant Land shall not be used by the Grantee for any purpose other than the purposes set out in this Forestry Right.

2.2 Subject to existing interests and remainder of terms of Forestry Right

The Grantee takes this Forestry Right subject to all interests registered against certificates of titles to the Land at 19 March 2004, interests described in a report on Tarawera Forests Limited prepared by Opus International Consultants Limited dated 21 October 2002, and any interests described in the Land Information Memoranda included in the "Due Diligence Materials" (data room reference 46.1-46.6) for the original acquisition of this Forestry Right by the initial Grantee.

The exercising of the rights under this Forestry Right is subject always to the covenants, conditions, agreements, restrictions and rights contained in this Forestry Right and its appendices.

2.3 Authorised persons

For the avoidance of doubt, any of the rights and privileges created in favour of the Grantee in this Forestry Right may be exercised by the Grantee's employees, contractors, agents, or permitted licensees incidental to its forestry use under this Forestry Right (provided that there is no limitation on the nature of the Grantee's licensees for the purposes of the Access Right).

3. Term

3.1 Term of Forestry Right

This Forestry Right is granted to the Grantee for thirty (30) years or such lesser term as is necessary for the Grantee to maintain, manage, harvest and carry away all the Relevant Trees on the Relevant Land.

3.2 Return of those parts of the Relevant Land following harvesting

(a) As each Handback Unit is harvested, the Grantee shall prepare the Handback Unit as provided in clause 3.3 prior to returning the same to the Grantor.

(b) Subject to the Grantee's compliance with clause 3.3, the Forestry Right shall end progressively in respect of the Handback Units returned, and the portion of the FR Payment allocated to the Handback Units will cease for and as from the Quarter immediately following the Quarter in which such return occurs. To enable the Grantor to render an appropriate invoice for the new FR Payment payable, the Grantee shall, at least one month before the end of the Quarter during which any return of a Handback Unit occurs, provide to the Grantor an updated plan of the Relevant Land, and an updated Productive Area for the Relevant Land.

(c) Subject to clause 6.1, the Grantor may deal with any Handback Units at its complete discretion after return, including without limitation creating a Forestry Right or licence in favour of any third party.

(d) The Grantee is not entitled to return any other part of the Relevant Land which is not identified as a Handback Unit to be returned in the first twelve months of the then applicable Five Year Plan unless agreed to by the Grantor.

(e) In addition, the Grantee shall also provide to the Grantor all relevant records in relation to the Handback Units returned, including (but not limited to) Stand maps (electronic or otherwise) and photographs.

3.3 State of Handback Units

On return of any Handback Units the Grantee is to:

(a) carry out the works in Appendix 6, or such other works as the parties may from time to time agree in order to meet standard forest industry practice in New Zealand at the relevant time. No party is bound to agree to any other works; and

(b) leave all roads, bridges, and culverts on the Handback Unit being returned which have been used by the Grantee or its contractors in a condition that meets standard forestry practices in New Zealand having regard to the respective nature and use of the roads, bridges and culverts being returned and having carried out all works on such roads, bridges and culverts required by the Access Right; and

(c) have complied with all the terms and conditions of any resource or other regulatory consents granted to the Grantee in respect of the management and harvesting of such Handback Unit.

3.4 Compensation for failure to return Relevant Land

If the Grantee does not deliver any Handback Units identified for return in the first twelve months of the then applicable Five Year Plan to the Grantor at a time consistent with the Five Year Plan, and in the state outlined in clause 3.3, the Grantee will compensate the Grantor for all reasonable direct costs incurred by the Grantor as a result of any such delay. For the purposes of this clause, "direct costs" shall mean the costs for tree stock ordered contractual commitments entered into by the Grantor in anticipation of the return of those Handback Units, and any costs payable by the Grantor on account of a breach by the Grantor of any supply contracts as a result of the delay in return of those Handback Units. The Grantor shall use reasonable endeavours to mitigate those costs. The parties agree that any compensation payable pursuant to this clause 3.4 shall be calculated in the period from 1 October to 30 November of the year that the Grantee failed to deliver the relevant Handback Units, and shall be paid to the Grantor no later than 31 December of that year.

3.5 Planting

The Grantee has no obligation to plant any trees on the Land (unless required to do so for the purposes of erosion control pursuant to any resource consent held by the Grantee in relation to the Quarries managed by the Grantee and/or earthworks carried out by the Grantee).

4. Grantee's financial covenants

4.1 Annual Rent payable

(a) The Grantee covenants with the Grantor to pay to the Grantor an annual rent of NZ$1,200,000 (the Annual Rent), comprising:

(i) $1,125,000 per annum for the Forestry Right (**FR Payment**); and

(ii) $75,000 per annum for the Access Rights (**AR Payment**),

plus GST, subject to review in accordance with clause 4.2.

(b) For the purpose of varying the FR Payment from time to time during the Term as a result of a return of Handback Units the parties agree the new FR Payment shall be calculated as follows:

NFR = CFR – (R x NSH)

where

NFR means the new FR Payment

CFR means the FR Payment applicable immediately before the return of the relevant Handback Units

R means the rate per hectare of Productive Area calculated on the basis of the original FR Payment applicable as at the Commencement Date divided by the original number of hectares of the Productive Area at the Commencement Date namely 20,759.22 hectares, and then adjusted to reflect any review under clause 4.2.

NSH means the number of hectares of Productive Area comprised within the relevant Handback Units returned.

(c) Subject to adjustment from time to time by reason of Clause 3.2(b), the FR Payment and the AR Payment will be payable in equal quarterly instalments in advance (notwithstanding any changes as a result of any return of Handback Units in the following Quarter) for each Quarter, on the first day of that Quarter. The FR Payment and the AR Payment will be apportioned for any part Quarter.

(d) The FR Payment shall be adjusted in accordance with clause 3.2(b) following the return of any Handback Units based on the method of calculation outlined in clause 4.1(b).

4.2 Rent Review of Annual Rent

(a) The Annual Rent is to be reviewed each 31 December, with each review to take effect (if applicable) from 1 January in the following year (**Relevant Rent Review Date**) and the first review to take effect (if applicable) from 1 January 2005.

(b) The Annual Rent payable immediately prior to the Relevant Rent Review Date is to be multiplied by the aggregate (expressed as a fraction) of the following:

(i) half of the figure derived by dividing the CPI for the June quarter immediately preceding the Relevant Rent Review Date by the CPI for the June quarter one (1) year previously (adjusted, when necessary, to the same base index); and

(ii) half of the figure derived by dividing the PPI for the June quarter immediately preceding the Relevant Rent Review Date by the PPI for the June quarter one (1) year previously (adjusted, when necessary, to the same base index).

The result of so multiplying such Annual Rent by the aggregate of the figures referred to in sub-clauses 4.1(b)(i) and (ii), if greater than such Annual Rent, is to be the new Annual Rent payable by the Grantee to the Grantor from the Relevant Rent Review Date for the next 12 month period. If the result of so multiplying is such that it is less than the Annual Rent payable immediately before the Relevant Rent Review Date, then the Annual Rent shall remain unchanged.

5. Grantee's covenants

5.1 The Grantee further covenants with the Grantor as follows:

(a) **Payments**

To pay all monies payable by the Grantee to the Grantor pursuant to this Forestry Right, to the Grantor (in full without deduction or set-off, provided that the Grantee may set-off amounts due from the Grantor under Clause 5.1(b)(iii) provided the Grantor does not genuinely dispute the amount is due under Clause 5.1(b)(iii) and that the Grantee has given the Grantor 30 days prior notice of the proposed set-off) at its postal address or at such other place, or to such bank account in New Zealand as the Grantor reasonably specifies from time to time by notice in writing to the Grantee.

(b) **Rates and other outgoings**

(i) to pay all general and water rates levied by the relevant councils or territorial authorities in respect of the Relevant Land which are of the nature of the rates levied at the Commencement Date as concerns the Land (to be paid in the manner set out in Clause 5.1(b)(iii)); and

(ii) to pay such other rates, levies, duties, impositions, fees, taxes, assessments and outgoings of any nature whatsoever made or due in respect of the use or occupation of the Relevant Land by the Grantee from time to time. In no event shall the Grantee be required to pay any tax or levy as concerns ownership of the Land;

(iii) that the parties agree that as the Relevant Land comprises most of the Land as at the Commencement Date, for ease of administration, the Grantor will refer all invoices for rates for the Land pursuant to Clause 5.1(b)(i) to the Grantee for payment. The Grantee shall promptly attend to payment unless the Grantee bona fide disputes the invoice. At the end of each Quarter, the Grantee shall render an invoice to the Grantor for any part of such rates which are due and payable by the Grantor, such rates to be apportioned as at the end of each Quarter taking into account that part of the Land that is not Relevant Land and the return of any Handback Units in the previous Quarter, and the Grantor shall pay that invoice within 10 Working Days. The parties may review and amend this clause 5(b)(iii) during the Term, acknowledging that the proportion that the area of the Relevant Land bears to the total area of the Land will decrease with the return of more Handback Units;

(iv) to pay all costs and expenses of repairing and maintaining any improvements (other than roads, bridges and culverts which are addressed in clause 3.3(b)) on the Relevant Land to the standard such improvements were in at the Commencement Date, fair wear and tear excepted; and

(v) to comply at its cost with all requisitions and requirements of any authority or other body having jurisdiction over the Relevant Land relating to the use or occupation of the Relevant Land by the Grantee.

(c) **Forest Management**

(i) To pay all costs incurred (save as provided elsewhere in this Forestry Right) in managing and protecting the Relevant Trees. in accordance with standard forest industry practice in New Zealand .

(ii) In relation to the use of the Relevant Land for the purpose of managing and protecting the Relevant Trees, to take reasonable steps in accordance with standard forest industry practice in New Zealand to sustain a crop of healthy trees and to:

(A) take reasonable steps in accordance with standard forest industry practice in New Zealand to control insects and other pests, fungal and other tree diseases;

(B) prevent soil erosion and pollution of streams by the Grantee;

(C) conserve and protect fish and wildlife;

(D) conserve and protect native bush reserves;

(E) store all fuels and oils safely on suitably cleared land;

(F) ensure all vehicles and equipment operated by the Grantee its employees, contractors and agents have a safe and efficient means of preventing the escape of dangerous sparks or flames from the exhaust and carry at all times an efficient fire extinguisher;

(G) clear away and dispose of debris carried on to adjoining properties by the Grantee;

(H) take reasonable steps in accordance with standard forest industry practice in New Zealand to clear weeds and spray and tend the Relevant Trees; and

(I) keep all streams, water courses, water races, water pipes, electric power and telephone posts and lines, roads, fire breaks, skids, and survey monuments on the Relevant Land clear and unobstructed.

(d) **Use of the Relevant Land**

(i) To use the Relevant Land only in accordance with the terms and conditions in this Forestry Right and in order to exercise its rights and powers in this Forestry Right and in accordance with the true intent and spirit of this Forestry Right and (in particular) subject to the provisions of subclauses 5.1(d)(ii), 5.1(d)(iii) and 5.1(c)(iv) the Grantee is not to remove from the Land any minerals, metals, precious metals, precious stones, coal, earth, rock, sand, clay, pumice, gravel, shingle, oil or geothermal steam.

(ii) Notwithstanding the provisions of subclause 5.1(d)(i) the Grantee is to be entitled to use on the Relevant Land, or on the roads on the Land, for any purposes reasonably required by it in connection with its infrastructure plans as set out under its then current Five Year Plan any sand, clay, gravel, shingle and rock located in on or on top of the Quarries. In particular the Grantee may use such materials from the Quarries for the building and maintenance of roads, bridges, culverts, fences, skids and any buildings and erections on the Land as set out under its then current Five Year Plan.

(iii) The Grantee is not required to pay any royalties to the Grantor for the use of such materials from the Quarries on the Land.

(iv) For the purposes of this clause 5.1(d) the Grantee shall manage the Existing Quarries, and may establish and manage a quarry or quarries on the Relevant Land, in the Grantee's name, subject at all times to compliance with any requirements of law relating to such use (including (without limitation) any resource consents, and mining licences) and subject to:

(A) the prior written consent of the Grantor which shall not be unreasonably withheld taking into account the return of any Handback Units as provided for in this Forestry Right. The Grantor hereby unconditionally consents to the Grantee managing the Existing Quarries;

(B) produce from the Quarries being only used for the Land; and

(C) restoring and rehabilitating any land that is or subject to such quarrying in the manner approved by the Grantor acting reasonably having regard to the such requirements as may be specified in any resource consents, mining licences any/or other regulatory consent and requirements from time to time.

(v) If any of the materials specified in subclause 5.1(d)(i) and (ii) are to be used on any other land not being the Land, then such use shall be subject to a separate agreement to be negotiated with the Grantor on terms entirely satisfactory to the Grantor.

(vi) The Grantee may clear any of the Relevant Land under or adjacent to any electric transmission lines or telegraphic or telephone transmission lines or pipelines carrying gas liquid or solid substances where in the reasonable opinion of the Grantee the practicalities of standard forest industry practice in New Zealand so require subject to the lawful requirements of the Ministry of Commerce Energy and Resources Division, Telecom Corporation of New Zealand Limited, Natural Gas Corporation of New Zealand Limited, any applicable electricity lines company or of any other body, authority or State Owned Enterprise having the lawful right to have access to the Land and any other proper body or authority having control over same.

(e) **Fencing**

To keep and maintain all existing boundary fencing or fencing that the Grantee has installed on the Relevant Land, including undertaking the following:

(i) properly maintaining and renewing such parts of fences and gates located on the boundaries as may become damaged or decayed at its expense;

(ii) complying with all the provisions of the Fencing Act 1978; and

(iii) keeping the Grantor safe and harmless and indemnified from and against any notices, issues or claims arising under or pursuant to the Fencing Act 1978.

(f) **Harvesting plan**

On the Commencement Date, to provide to the Grantor an indicative non-binding harvesting plan, setting out the Grantee's proposed schedule of the area of the Relevant Land to be harvested in each year of the Term.

(g) **Five Year Plan**

(i) On the Commencement Date and thereafter on 30 November of each year of the Term, to provide an indicative non-binding rolling five year plan (the **Five Year Plan**) to the Grantor such Five Year Plan to detail:

(A) management objectives for the Relevant Land with proposals for the protection, thinning, harvesting and extraction of the Relevant Trees (including details of Resource Consent and any necessary explanatory maps) during the remainder of the five-year period;

(B) the location of harvest areas and area to be harvested in each of the years of the Five Year Plan;

(C) the Handback Units for the first year of the Five Year Plan showing the location, boundaries, composition by Stands or part Stands, areas of each Handback Unit and anticipated schedule of Handback Units to be handed back each Quarter;

(D) proposed roading and other infrastructure work, improvements and quarries;

(E) the manner in which the Grantee is to perform its obligations hereunder taking into account the Grantee's obligations in respect of sensitive and cultural matters including identifying any notified or newly discovered burial or other waahi tapu sites (as referred to in clause 5.1(p)).

(ii) The Grantor shall have the right to review the draft Five Year Plan, and, if requested by the Grantor, the Grantee shall review such Plan with the Grantor and endeavour, in good faith, to agree any amendments to such Plan as are requested by the Grantor. The parties agree to work together to arrive at a Plan that enables both the Grantor and the Grantee to undertake their respective forest/business operations to equal advantage, provided that the Grantee is not required to alter the plan from what it otherwise would be if to do so would, in the Grantee's reasonable opinion, materially adversely affect Grantee's returns.

(iii) In order to permit the Grantor to mitigate losses and the compensation payable to the Grantor pursuant to clause 3.4, the Grantee shall notify the Grantor as soon as reasonably practicable after the Grantee is aware of or anticipates any material change to the Five Year Plan.

(h) **Annual Report requirements**

(i) To provide a written annual report on the management of the Relevant Land for the prior Financial year, including details of any spraying and fire protection measures undertaken by the Grantee, and any issues arising under Resource Consents.

(ii) The annual report is to be delivered to the Grantor not later than two months following the end of each Financial year.

(iii) If the Grantor requires it, the Grantee will meet the Grantor, or the Grantor's representatives, within a reasonable time after delivery of the annual report to discuss the annual report for the purpose of explaining the annual report, and any matters arising from the annual report, and to discuss the future operations on the Relevant Land.

(i) **Grantee's records**

(i) To keep accurate records relating to:

(A) the Productive Area and the Handback Units; and

(B) any quarrying activities undertaken on the Relevant Land; and

(C) road usage and maintenance costs and revenues.

(ii) The Grantor and its duly authorised agents, employees, advisers or representatives has the right at all reasonable times and on giving reasonable prior notice to examine such records subject to the relevant party first entering into a confidentiality agreement with the Grantee in a form previously agreed with the Grantee. Any information obtained from such records will at all times be treated by the Grantor as highly confidential and the Grantor will not disclose or distribute or permit to be communicated verbally or in writing the records or any part or any information obtained from the records other than to its professional advisers in relation to this Forestry Right or as required by law. The Grantor indemnifies the Grantee and will keep indemnified the Grantee against all losses, damages, costs and expenses which the Grantee may incur whether directly or indirectly as a result of any unauthorised disclosure or use of the information contained in the records by the Grantor, its agents, employees, advisers or representatives.

(j) **Assignment**

(i) **Notice**

If at any time during the Term the Grantee wishes to transfer, assign or otherwise dispose of its interest in this Forestry Right, the Grantee shall first deliver written notice to the Grantor advising of the Grantee's wish to transfer, assign or otherwise dispose of its interest and giving the Grantor the opportunity to participate in any auction or other sale process which the Grantee may carry out in respect of such proposed disposition. The Grantee will make available to the Grantor (subject to any confidentiality undertakings from the Grantor required by the Grantee) all information which will be made available by the Grantee to other prospective purchasers.

(ii) **Grantor's consent**

Should the Grantor not wish to participate in any sale process having been given the notice in clause 5.1(j)(i), or not be the successful purchaser on any sale, the Grantee may then transfer, or otherwise dispose of its interest in this Forestry Right subject to obtaining the prior written consent of the Grantor. Such consent is not to be unreasonably or arbitrarily withheld or delayed in the case of a transfer or assignment to a reputable and solvent person or body corporate (the **Transferee**) capable of performing the Grantee's obligations under this Forestry

Right and satisfying the criteria set out in Appendix 5. Any dispute as to the capability of the Transferee is to be resolved by Dispute Process.

(iii) **Release of Grantee**

On assignment or transfer of this Forestry Right in accordance with subclause 5.1(j)(ii) the Grantee will be released from all future obligations as Grantee in this Forestry Right but without prejudice to the rights of either party against the other in relation to any antecedent breach or non-performance arising prior to the date of such assignment or transfer.

(iv) **Change in management of Grantee**

1. Should management of Grantee alter or change in any way from the position on the Commencement Date so that HNRG no longer has effective day-to-day management control of the Grantee then such alteration or change shall require the prior written consent of the Grantor.

2. Such consent is not to be unreasonably or arbitrarily withheld or delayed if the Grantee, at the time of the application for consent, complies with clause 1.2.2 of Appendix 5, and provided such effective day to day management control of the Grantee shall, following such alteration or change, be held by a reputable and solvent person or body corporate with an established record of carrying on management of commercial plantation timberlands to a standard that is, in all material respects, consistent with standard forest industry practices in New Zealand at that time and otherwise in accordance with the standard required by this Forestry Right;

3. The Grantee shall:

   (A) provide such reasonable evidence and information as the Grantor may require to assist in the consideration for the giving of such consent including (without limitation) reasonable contractual evidence between the Grantee and such substitute manager that such day to day effective management control will be held by the substitute manager; and

   (B) pay the Grantor's reasonable costs (on the basis and in the manner as set out in Clause 1.2.4 of Appendix 5).

4. The Grantee shall give notice to the Grantor of any notice it gives to, or receives from, HNRG as concerns the termination of the management agreement between the Grantee and HNRG, as soon as reasonably practical after receipt or delivery of such notice.

(v) **Financing**

Nothing in this Forestry Right restricts the Grantee from granting a security interest over its interest in this Forestry Right.

(k) **Bank Bond, etc**

If required by the Grantor after considering the forestry operations being conducted by the Grantee, the Grantee shall provide to the Grantor within 30 days of being requested by Grantor to do so, for the last full calendar year of the Term, a bank bond from a registered NZ Bank, in a form acceptable to the Grantor (acting reasonably) in all

respects, securing the performance by the Grantee of the Grantee's obligations under this Forestry Right at the expiry of this Forestry Right.

(l) **Fire protection**

(i) In all respects to comply with and indemnify the Grantor against all liability under the Forest and Rural Fires Act 1977 directly arising from any negligent act or omission of the Grantee and (subject to the provisions of that Act or any other statutory regulation affecting the same) the Grantee is to:

(A) carry out all proper fire protection on the Relevant Land;

(B) take all reasonable measures that may be necessary to prevent the spreading of any fire on, from, to or across the Relevant Land,

(C) provide and maintain equipment in good working order and condition which is suitable and adequate for the purpose of fighting fires and for securing the reasonable safety of lives from fire on the Relevant Land;

(D) place fire fighting and safety equipment in localities where it will be readily accessible and conveniently ready for use at all times; and

(E) provide structures and do all things that the Grantee reasonably considers necessary for the protection of the fire fighting and safety equipment.

(ii) To erect look-outs, construct firebreaks and take such other normal fire protection measures (including the destruction without compensation of any portion of the Relevant Trees) as may from time to time be necessary.

(iii) To take out and maintain public liability insurance to the minimum value of $10,000,000 with a policy extension of a minimum of $1,000,000 for firefighting.

(m) **Damage and nuisance**

To exercise the rights, liberties and powers granted by this Forestry Right in such manner so as to cause as little damage, nuisance or injury as is reasonably possible given the use of the Relevant Land for afforestation purposes to the owners or occupiers of any adjoining or neighbouring land. For the avoidance of doubt, the exercising of the Grantee's rights in this Forestry Right will not be a breach of this clause.

(n) **Compliance with statutes and regulations**

(i) The Grantee is to comply with all relevant statutes and bylaws affecting the Grantee's use of the Relevant Land or the Grantee's activities under this Forestry Right.

(ii) The Grantee, at its own cost, is to obtain and maintain and do all things necessary to respect and comply with all necessary regulatory permits, consents and approvals, including all necessary resource consents, in connection with the Grantee's use of the Land.

(o) **Tasman Forest Accord**

To comply with the Tasman Forest Accord to the extent applicable to the forestry operations carried out by the Grantee on the Relevant Land.

(p) **Waahi tapu (historic and sacred places)**

(i) In respect of those graves of the tangata whenua and monuments, historic places, sacred places and places of archaeological consequence in or on the Relevant Land of which the Grantee has received prior written notice from the Grantor with an accompanying location map, the Grantee is to, at its own expense, preserve and safeguard all such places and any additional or other such places which may be unearthed located or discovered in the course of roading, harvesting and other works on the Relevant Land consistent with standard industry forestry practices in New Zealand.

(ii) If the Grantee or the Grantee's employees, contractors, agents, licencees or invitees discover any human remains on the Relevant Land this discovery is to be notified immediately to the Grantor (or to the nearest available representative of the Grantor) and the location identified in the next prepared Five Year Plan (together with any other waahi tapu sites discovered in the course of roading, harvesting and other works as referred to in clause 5.1(p)(i) and the Grantee is to give the Grantor the opportunity to re-inter those remains in any burial grounds. Pending re-interment or any decision of the Grantor not to re-inter, the remains will be regarded and treated with respect and proper provision is to be made with all due reverence for their interim safety and custody. Any burial sites or remains found on the Relevant Land shall belong to the Grantor.

(iii) Prior to undertaking any forestry operations at or near any waahi tapu sites, as contemplated in this clause 5.1(p) or clause 5.1(q), in or on the Relevant Land, the Grantee is to consult with the Grantor and comply with its reasonable directions in relation to the same.

(iv) Subject to the requirements of forest management and fire protection, the beneficial owners of the Land (including MIL) and their descendants will have the right (on presentation to the Grantee of a written acknowledgment of eligibility from the Grantor, and on obtaining a written permit from the Grantee on such terms and conditions as the Grantee may reasonably impose (relating solely to ensuring that the access, and the proposed actions to be taken by such persons, do not interfere with the Grantee's operations or endanger any Relevant Trees or raise any safety concerns) to enter the Relevant Land to preserve and safeguard waahi tapu.

(v) The Grantee will not be liable to:

(A) any person, including the Grantor, for the acts defaults or omissions of the beneficial owners of the Relevant Land, their spouses or descendants whether or not the same would otherwise constitute a breach of the terms and provisions of this Forestry Right; or

(B) the beneficial owners of the Relevant Land, their spouses or descendants or any person claiming under or through them or any of them, for any loss injury or damage in any way incurred or arising out of their entry on the Relevant Land.

(q) **Nga taonga-o-nga tipuna (artefacts)**

Subject to the Antiquities Act 1975, if during the Term any Maori artefact is discovered by the Grantee or its employees, contractors, agents, permitted licensees incidental to its forestry use under this Forestry Right or other invitees, the Grantee is to take all reasonable practicable steps to safeguard the same, and will consult with the Grantor and will comply with the Grantor's reasonable directions as to the disposal of the same. Any Maori artefact found on the Relevant Land shall belong to the Grantor. Where any such artefacts have been discovered and the Grantor has not reached or implemented

any decision as to the disposal of them within one (1) year of being requested by the Grantee to do so the Grantee shall hand over such artefacts to the Grantor.

(r) **Access**

(i) At no cost, fee or charge, except as set out in the Access Right, to allow continued uninterrupted reasonable access at all reasonable times to the Grantor (and its contractors, employees or licensees) to all areas of the Relevant Land (to the extent reasonably consistent with the Grantee's rights and obligations under this Forestry Right) including continued access to enable the carrying out of forestry operations on any Returned Land;

(ii) To allow continued uninterrupted reasonable access at all reasonable times, for the Grantor, and Tenon Limited (and its related companies) (together with their respective contractors and employees) to:

(A) the Superskid Site; and

(B) Putauaki, and the fire lookout and repeater on Putauaki. It is intended that such right of access be recorded in an easement instrument to be registered contemporaneously with the subdivision of Putauaki.

(iii) To allow public access to lakes and falls, including Tarawera Falls, through Tarawera Valley, to allow beneficiaries and/or shareholders of MIL to continue to exercise their existing rights and practices, and to allow the continuation of any other existing practices and uses subject to compliance at all times with the Grantee's operational, fire and safety requirements;

(iv) To allow access to the Grantor, its employees, contractors, agents, licensees and invitees to all areas of the Relevant Land to the extent reasonably consistent with the Grantee's rights and obligations under this Forestry Right to enable the carrying out of tourism or other business ventures of the Grantor;

(v) To consult with and obtain the prior written approval of the Grantor (acting reasonably and having regard to the terms of this Forestry Right) in relation to any grounds upon which the Grantee may refuse access to any persons wishing to have access under this clause 5.1(r) (iii) and (iv), and to obtain the prior written approval of the Grantor to any terms or conditions which the Grantee reasonably proposes to impose on such persons upon being granted access to the Relevant Land **PROVIDED THAT** the Grantor may not withhold approval to the Grantee refusing access on the grounds that otherwise allowing such access will adversely affect the Grantee's operations, endanger the Relevant Trees, or raise safety concerns. The Grantee must act reasonably in refusing access.

(s) **Indemnity**

To indemnify the Grantor against actions, claims, demands, proceedings, damages, costs, charges, expenses, losses and liabilities which the Grantor may incur by reason of a breach of this Forestry Right by Grantee.

(t) **Grantor's Land**

The Grantor may, at its sole option and discretion, carry out such work, action and remedial action as it believes is necessary in respect of any part of the Grantor's Land and the Grantee shall not object to the same but shall grant uninterrupted access to the Grantor's Land for the purpose of any such work **PROVIDED THAT** the Grantor shall consult with the Grantee as to the timing and notice of such works, and shall comply with the reasonable directions of the Grantee as to such work such that it does not

interfere with Grantee's forestry operations, raise safety concerns or endanger the Relevant Trees. The Grantee must act reasonably in refusing access.

6. Grantor's Covenants

6.1 The Grantor covenants and agrees with the Grantee as follows:

(a) **Access**

To use all reasonable endeavours to do all things necessary to enable the Grantee its employees, agents, permitted licensees incidental to its forestry use under this Forestry Right, or other invitees to obtain reasonable access to the Relevant Land during the Term for the purposes of this Forestry Right across the Land (including the Returned Land), and any other land held, occupied or otherwise controlled by the Grantor, having regard to the use of the access areas by the Grantor, its employees, contractors, agents, licensees, grantees of other forestry rights, and invitees, and, without limiting the foregoing, will do all things necessary to enable the Grantee, its employees, agents, and licensees to have the rights described in the Access Right (on the terms set out in the Access Right).

(b) **Improvements**

(i) To allow the Grantee access to and use of the improvements including roadways, tracks, fire installations, bridges, fences, gates and other improvements ancillary to forestry operations on the Relevant Land at the Commencement Date.

(ii) To the extent it is legally able to, to allow the Grantee the exclusive right to use the Fire Store during the Term of this Forestry Right provided:

(A) it maintains the same at its cost;

(B) at expiry of the Term or such earlier date as agreed it returns the same in good condition (subject to fair wear and tear);

(C) on return of any part of the Relevant Land it shall share such use with any other forest operators on the Returned Land as required with the maintenance obligations and costs also shared from that time on the basis of use.

(iii) To allow the Grantee reasonable access to that building in the Forest Compound currently being used for the purposes, for the storage of fire retardant chemicals and consumables subject to the Grantee complying with all statutory and regulatory controls relating to the same, and provided that the Grantee shall indemnify the Grantor against all claims, costs, damages and proceedings arising in respect of the storage of such chemicals and consumables (other than as a result of the negligence or default of the Grantor, its contractors, employees and/or agents).

(iv) To allow the Grantee, with the consent of the Grantor (such consent not to be unreasonably withheld) to construct such other improvements on the Relevant Land during the Term as are ancillary to its forestry operations on the Relevant Land in relation to the Relevant Trees (other than a processing or manufacturing mill and/or plant) and, at the end of the Term, to allow the Grantee to remove any such improvements that are movable (subject to the provisions of clause 7.1(d)), provided that the Grantor may refuse consent to the construction of any improvement that cannot be removed or rehabilitated at the expiry of the Term (in relation to the Relevant Land on which such improvement is to be located) without

the parties agreeing upon the basis and terms upon which such removal and rehabilitation may be achieved.

(c) **Fencing**

If the Grantor requires the Relevant Land or any part of it to be fenced between areas occupied by the Grantor and the Grantee, the Grantor will erect and maintain such a fence at the Grantor's expense and the Grantee will not be called on to contribute to the costs of erecting and maintaining such a fence or fences.

(d) **Assignment**

If the Grantor wishes to transfer mortgage lease or part with possession of its interest in the Land or any part of it or create or dispose of any interest in the Land or any part of it, it shall ensure that such transfer mortgage lease or other disposition shall be subject to this Forestry Right.

(e) **Mining**

In the event that the Grantor wishes to grant access to the Grantor's Land (including any Returned Land) to any other party for the purposes of exploration, prospecting or mining which can be carried on without undue interference to the exercising of the Grantee's rights in this Forestry Right during the Term and which access or activity has no economic impact on the Grantee the Grantor will before any relevant permissions are given or contracts are entered into, inform the Grantee of the operations to be carried out on the Grantor's Land and confer with the Grantee and agree on such measures as are necessary to protect the Relevant Trees and generally preserve and keep in full force and effect all the covenants rights and agreements in this Forestry Right.

(f) **Non-derogation**

Notwithstanding any other clause of this Forestry Right, the Grantor shall, throughout the Term:

(i) own the Land and the Relevant Trees (subject to this Forestry Right);

(ii) not grant further, other, substitutory or subsidiary rights of, or in respect of, the Relevant Land or the Relevant Trees that may prejudice or adversely affect the rights of the Grantee under this Forestry Right (including the Access Right).

(g) **Tasman Forest Accord**

To comply with all obligations as to a landowner under the Tasman Forest Accord including as to the creation of all areas of reserve land required under the Tasman Forest Accord.

(h) **Insurance**

To take out and maintain public liability insurance to the minimum value of $10,000,000 with a policy extension for a minimum of $1,000,000 for fire fighting.

(i) **Consent of mortgagees (if any)**

The Grantor warrants that it has obtained the written consent of all mortgagees (if any) holding security over the Land to the granting and registration of this Forestry Right, and that their interest as mortgagee is subject to this Forestry Right, which shall have priority thereto.

(j) **Indemnity**

To indemnify the Grantee against actions, claims, demands, proceedings, damages, costs, charges, expenses, losses and liabilities which the Grantee may incur by reason of the activities of the Grantor in breach of this Forestry Right.

(k) **Payments**

To pay all monies payable to the Grantee by the Grantor pursuant to this Forestry Right (if any) to the Grantee to be paid (in full without deduction or set-off) at the registered office of the Grantee (in New Zealand) or at such other place, in New Zealand or to such Bank Account in New Zealand as the Grantee notifies the Grantor in writing from time to time).

7. Mutual Covenants

7.1 The Grantor and the Grantee mutually agree and declare and covenant with each other as follows:

(a) **Carbon Benefits**

They will take such steps as reasonably necessary to ensure that the party bearing the liability obtains ownership and use of the carbon benefits up to the extent of that liability for trees relating to that liability.

(b) **Nga Tikanga Whakangau Kararehe (Hunting Rights)**

(i) Without limiting the provisions of clause 5.1(r), but subject to the requirements of forest management fire prevention and health and safety, the Grantee will permit free of charge, a limited number at any one time of the beneficiaries or shareholders of MIL and their descendants, on obtaining a written permit from the Grantee to enter on the Relevant Land to hunt and trap. The provisions of clause 5.1(r)(v) shall apply in respect of such permit (namely that the Grantee shall consult with and obtain the prior written approval of the Grantor (acting reasonably and having regard to the terms of this Forestry Right) in relation to any grounds upon which the Grantee may refuse such permit and shall obtain the prior written approval of the Grantor to any terms or conditions which may be imposed on such permit **PROVIDED THAT** the Grantor may not withhold approval to the Grantee refusing access on the grounds that otherwise allowing such access will adversely affect the Grantee's operations, endanger the Relevant Trees, or raise safety concerns. The Grantee must act reasonably in refusing access. In no event is the Grantee to be liable to:

(A) any person, including the Grantor, for the acts, defaults or omissions of the beneficiaries or shareholders of MIL and their descendants whether or not the same would otherwise constitute a breach of the terms and provisions of this Forestry Right; or

(B) the beneficiaries or shareholders of MIL and their descendants for any loss, injury or damage in any way incurred as a result of, or arising out of, the issue of a permit pursuant to this clause and entry upon the Relevant Land.

(ii) Subject to clause 5.1(r)(ii), the right of entry contained in sub clause 7(b)(i) is to be exclusive to the beneficiaries or shareholders of MIL and their descendants, and the Grantor is not to permit any other person or persons to enter upon the Relevant Land for recreational fishing, hunting and trapping.

(iii) For the avoidance of doubt the Grantor acknowledges that the Grantee will not grant any permits during times of high fire danger and there will be no right of access to the Relevant Land for the Grantor or the beneficiaries or shareholders of MIL during these times of high fire danger except by prior arrangement with the Grantee.

(c) **Statement of the parties' rights in respect of any compensation for land taken**

If the Relevant Land or any part of the Relevant Land including the Relevant Trees is taken by proclamation or otherwise by any local authority or the Crown or any other statutory body pursuant to the Public Works Act 1981 or any other statute so enabling the amount of compensation paid in respect of the Relevant Trees standing or lying on any part of the Relevant Land so taken will belong to the Grantee. Any compensation or payment to be made in respect of buildings, fixtures or other improvements erected or constructed on the Relevant Land by the Grantee in exercise of its rights and power in this Forestry Right will belong to the Grantee absolutely (except to the extent that such improvements are to be returned at no cost to the Grantor at the end of the Term, in which case the compensation or payment made in respect of those improvements will belong to the Grantor) and any compensation or payment to be made in respect of any minerals on or under the Land and the Land belong to the Grantor absolutely. All rights and obligations under this Forestry Right shall cease in respect of the area taken and the FR Payment shall be reduced from the date of taking by the rate per Hectare specified in clause 4.1(b) of the part of the Productive Area taken. Any over payment of the FR Payment paid by the Grantee to the Grantor is to be credited against the next payment of Annual Rent due under this Forestry Right. Any over payment of other monies shall be credited or invoiced to the Grantor in the manner contemplated in clause 5.1(b).

(d) **Removal of structures and Fixed machinery**

(i) Subject as provided in this subclause the Grantee may, (and shall if requested by the Grantor) at the end or sooner determination of the Term remove from the Relevant Land any or all buildings, structures and Fixed machinery which the Grantee has erected or constructed on the Relevant Land.

(ii) The Grantee shall, after the removal of any building, structures and Fixed machinery, restore to the reasonable satisfaction of the Grantor the surface of the ground of the Relevant Land to a condition as close as reasonably possible to the condition prescribed for Handback Units in clause 3.3. Should the Grantee not have removed such buildings, structure and Fixed machinery within a reasonable period after having been requested by the Grantor to do so, the Grantor may carry out such removal and reinstatement of the land (as prescribed in this sub clause) and recover the cost of the same from the Grantee as liquidated damages;

(iii) The Grantee acknowledges that no compensation is to be payable to the Grantee for any improvements erected by the Grantee on the Relevant Land during the Term and remaining on the Relevant Land after the end or sooner determination of the Term except as provided in subclause 6.1(b), subclause 7.1(d)(iv) and subclause 7.1(d)(v).

(iv) Notwithstanding the foregoing, the Grantor may by notice given to the Grantee not later than twelve months prior to the completion of clearfelling of the Relevant Trees require the Grantee not to remove from the Relevant Land any buildings structures or Fixed machinery specified in such notice. The Grantor and the Grantee will use all reasonable endeavours to agree a value for such buildings, structures or Fixed machinery, and the sum so agreed is to be paid by the Grantor to the Grantee as compensation on or before the expiry of the Term.

(v) In the event that the Grantor and the Grantee are unable to agree on a value for such of the buildings, structures or Fixed machinery which the Grantor has requested remain on the Relevant Land within 14 days of receipt by the Grantee of the Grantor's notice, the Grantor and the Grantee will each within 7 days (**Date of Appointment**) of the expiry of the 14 day period appoint a valuer (being a member of the New Zealand Institute of Property) and will notify each other of such appointee to jointly determine the value of such buildings structures and/or Fixed machinery. The valuers will jointly determine the value of such buildings structures and/or Fixed machinery and will advise the Grantor and Grantee of their determination with 7 days of the Date of Appointment. Each party will bear the costs of their own valuer.

(e) **Access**

Rights of access over the Land shall, in addition to the rights and covenants set out in clause 5.1(r) and 6.1(a), be in accordance with the terms and conditions set out in Appendix 4.

(f) **Review of provisions relating to Grantee's responsibility for various matters**

The parties have made provisions herein for the Grantee to take responsibility for various matters, such as payment of rates and outgoings (clause 5.1(b)), control and maintenance of Roads (Appendix 4), and control and maintenance of the Fire Store (clause 6.1(b)). The parties agree that they may review and amend these and similar provisions during the Term, acknowledging that as the proportion that the area of the Relevant Land bears to the total area of the Land decreases with the return of more Handback Units, it may be more appropriate for a party having rights over a proportionately larger area of the Land to have control of these matters. No party is bound to agree to any amendment to those provisions, and a failure to agree is not a dispute under clause 12.

8. Risk

8.1 Subject to clause 6.1(j), any loss, damage or destruction to the Relevant Land or the Relevant Trees will be at the risk of the Grantee.

9. Default

9.1 If the Grantee is at any time or times, in default in the performance of any one or more of the material covenants, conditions or provisions on the part of the Grantee expressed in this Forestry Right (including, without limitation, clause 5.1(j)) and provided that the Grantor has notified the Grantee in writing of the default and the non-observance or non-performance by the Grantee has continued for a period of three (3) calendar months without the Grantee taking all reasonable steps to remedy the default then it shall be lawful for the Grantor (without prejudice to any rights of re-entry or other right) to perform any such covenant condition or provision on behalf of the Grantee, **PROVIDED THAT** the Grantor may perform and observe any such covenant condition or provision at an earlier time if the Grantor reasonably considers that such observance and performance is required to protect the Relevant Trees or the Land and/or to comply, perform or observe with statutory or regulations relating to the same.

9.2 The Grantor is to be entitled, at all times, for the purposes of subclause 9.1, to enter upon the Relevant Land, with such workpersons and other persons as the Grantor shall think fit and to remain on the Relevant Land for such time as in the circumstances is reasonable and proper.

9.3 All costs and expenses reasonably and properly incurred by the Grantor in exercising its rights pursuant to subclause 9.1 are to be repaid to the Grantor by the Grantee within 14 days of receipt of written demand for payment and if not paid within thirty (30) days from the date of written demand by the Grantor, are to be paid together with interest to be calculated at the Default Interest Rate on a daily basis from the date of demand to the date of actual payment.

9.4 It is to be lawful for the Grantor without notice or suit, to enter onto any part of the Relevant Land at anytime and determine the estate of the Grantee under this Forestry Right but without releasing either party from liability in respect of any antecedent breach of any of the covenants, conditions or restrictions in this Forestry Right on the part of either party contained or implied if:

(a) the Grantee enters into compulsory liquidation or compounds with or transfers the Grantee's estate in this Forestry Right for the benefit of creditors; or

(b) any payment due by the Grantee under this Forestry Right has not been paid within thirty (30) days after its due date, provided that except as concerns the Annual Rent, the Grantor has given the Grantee 10 days' notice in writing of the default, and the Grantee has not made the payment in that period; or

(c) there is a material breach or non-observance or non-performance by the Grantee of any essential covenant, condition or restriction in this Forestry Right on the part of the Grantee (including, without limitation, clause 5.1(j)) continuing for a period six (6) calendar months after the earlier of:

(i) the date on which the Grantee first became aware of such breach or non-observance or non-performance; and

(ii) the date on which written notice of the same has been given by the Grantor and received by the Grantee, requiring such default to be remedied,

and the Grantee has failed to take reasonable steps to remedy such breach.

(d) if the Annual Rent or any other money payable by either party to the other under this Forestry Right is in arrears and unpaid for 14 days whether demand has been made or not the Grantee shall pay to the Grantor interest to be calculated at the Default Interest Rate on a daily basis from the due date to the date of actual payment.

10. Force Majeure

10.1 For the purposes of this Forestry Right, a cause of force majeure is to be limited to any of the following occurrences:

(a) war (whether declared or not declared), revolution or act of public enemies;

(b) flood storm, tempest, wind, earthquake, volcanic activity, fire, explosion or other act of God;

(c) act or restraint of any local authority or department of state;

(d) the taking of the whole of the Land by proclamation or otherwise by any local authority or department of state;

(e) disease, blight or infection of trees; and

(f) any other cause beyond the reasonable control of the party claiming force majeure

whereby a party is materially prevented from performing its obligations under this Forestry Right. Without limiting the foregoing, the solvency of a party shall be deemed to be within that party's reasonable control and is not a force majeure event.

10.2 If any of the above mentioned causes of force majeure materially prevents the performance by Grantor or the Grantee of any of their respective obligations under this Forestry Right then performance of that obligation is to be suspended until the cause of force majeure ceases to prevent performance of that obligation. The party claiming force majeure is to notify the other in writing as soon as reasonably possible after the occurrence of the cause of force majeure.

10.3 Force majeure shall not excuse the non-payment of any money due or which becomes due under this Forestry Right where the obligation to pay arose before the occurrence of the event of force majeure.

10.4 Notwithstanding the provisions of clause 10.2 if for any reason it appears that the subsistence of the cause of force majeure will operate to frustrate this Forestry Right then either party may apply to the other for termination of this Forestry Right. If the other party agrees to such termination then the terms of the termination are to be agreed between the parties and if the parties fail to agree on such terms the matter is to be referred for resolution in accordance with the Dispute Process.

11. Confidential Information

11.1 The parties each acknowledge that they will obtain access to confidential information of the other ("Confidential Information") and shall at all times keep confidential and not directly or indirectly make or allow any disclosure, or use or allow use to be made, of any oral or written Confidential Information relating to the other party, or the other party's operations except to the extent:

(a) required by law and then only after advising the other party of that requirement; or

(b) necessary to obtain the benefit of, or to carry out obligations under, this Forestry Right; or

(c) that the information is or becomes available in the public domain without breach by the other party of its confidentiality obligations under this clause or at law; or

(d) that the information was already known to the third party on a non-confidential basis prior to disclosure to it; or

(e) that the other party otherwise agrees in writing.

12. Dispute Resolution

12.1 A party claiming that a dispute has arisen concerning this Forestry Right must give notice to the other party specifying the matter in dispute. The parties will use their best endeavours to resolve the dispute by negotiation in good faith.

12.2 If the dispute cannot be resolved within twenty (20) business days after the date of the notice referred to above, the dispute will be referred to arbitration by a sole arbitrator under the provisions of the Arbitration Act 1996. The arbitrator will be agreed upon between the parties within ten (10) business days of written notice, or failing agreement, will be nominated by the President of the New Zealand Law Society. The arbitrator may appoint a forestry adviser to assist the arbitrator.

12.3 For urgent matters related to the operation of the forest, such matters may be referred to an expert appointed by agreement between the parties or failing agreement nominated by the President of the NZ Institute of Forestry.

12.4 Nothing in this clause will prevent any party commencing any legal proceedings for urgent or injunctive relief.

13. Notices

13.1 Any demand or requirement or notice which pursuant to the provisions of this Forestry Right is given by either party shall be in writing and shall be signed by the party giving the demand or requirement or notice or by an officer, servant or lawyer of that party and shall be deemed to have been duly served on the other party if delivered to it personally, or sent by facsimile to the following addresses or to a party's last known business address:

To the Grantor:

Tarawera Forests Limited
c/- Tenon Industries Limited
8 Rockridge Avenue
Penrose
Auckland
Facsimile: (64) 9 5719875
Attention: The Chairman

To the Grantee

Tiaki Plantations Company
3rd Floor
517 Flinders Lane
Melbourne Vic 3000
Australia
Facsimile: (61) 3 9629 2628
Attention: Karl Kny

14. General

14.1 References to Statutes

Wherever in this Forestry Right there is contained any reference to any statute or statutory provision such reference is to be deemed to be a reference to any statute enacted in place of the statute referred to and to the appropriate statutory provision contained in such new statute provided always that if any statute is repealed and there is no statutory provision similar to that referred to in this Forestry Right re-enacted then the provision so repealed will notwithstanding its repeal continue to apply between the parties as if the same were a clause set out in this Forestry Right.

14.2 Registration

The Grantee will, at its own expense, take all steps necessary to register this Forestry Right pursuant to the provisions of the Forestry Rights Registration Act 1983. The Grantor shall provide to the Grantee all reasonable assistance requested by the Grantee to permit such registration.

14.3 Profit à prendre

The rights granted to the Grantee in this Forestry Right are expressly declared to be in the nature of a profit à prendre in gross over the Relevant Land. This Forestry Right is to be binding upon and is to enure for the benefit of the Grantor and the Grantee and their respective successors, permitted assigns and transferees.

14.4 Governing Law

The law applicable to this Forestry Right will be the law of New Zealand. The parties irrevocably and unconditionally agree to submit to, and to be bound by, the non-exclusive jurisdiction of the Courts and tribunals of New Zealand.

Execution

Executed as a memorandum of transfer creating a forestry right.

SIGNED by **Tarawera Forests Limited** as **Grantor**)
in the presence of :)

Paul Malcolm Gillard
Director

4/6/04
Tony Bond (Director)

Witness Signature

Print Name

Witness Occupation

Place of residence

SIGNED by **Tiaki Plantations Company** as **Grantee**)
in the presence of :)

(DIRECTOR)
(DIRECTOR)

Witness Signature

Print Name

Witness Occupation

Place of residence

Appendix 1: Relevant Land

PLAN A

Plan of Tarawera Forest

(also attaching the following Plans)

"Excluded Areas" as shown on this Plan.

Plan A1: Forest Compound and Office.

Plan A2: Lime and Bark Disposal Areas.

Plan A3: Korutu Quarry.

"Existing Quarries" shown on plan:

Plan A4: Edwards Road Quarry
Plan A5: Akaterere Quarry



Plan A1



Office
Compound
Refuelling Area
Waterhouse Street Extn
Link Rd
Tarawera Rd
Putauaki

Parcel
Excluded Areas
Arterial
Road
Track

Kiwi Forest
Management Ltd

Scale: [illegible]
Print Date: 27 May 2004
Map Type: [illegible]
Created By: [illegible]

Tarawera Forestry Right
Office, Compound and Refuelling Excluded Areas

Plan #2


Putauaki Excluded Area
Lime Mud Disposal Area
Hydro Rd Bark Dump

Kiwi Forests Group

Tarawera Forest
Lime and Bark Disposal Areas

Plan A3



Tatnapekapeka Rd
Gully Rd
Korutu Quarry Site
Korutu Rd
Tumutara Rd
Pond Rd
okapeka Rd

☐ Excluded Areas
▬ Arterial
— Road
— Track

Kiwi Forest Management Ltd

Tarawera Forestry Right
Korutu Quarry Excluded Area

N

Plan A4


Edwards Rd Quarry
Edwards Rd
Arterial
Road
Edwards Road Quarry
Kiwi Forest Management Ltd
Scale 1:5 000
Print Date: 28 May 2004
Tarawera Forest
Edwards Road Quarry Site
N

Plan A5



Akaterere Quarry
Cuming Rd Extn
Arterial
Road
Track
Akaterere Quarry
N

Kiwi Forest Management Ltd

Tarawera Forest
Akaterere Quarry Site

PLAN A

Attachment

Legal Description of Tarawera Forest

LEGAL DESCRIPTION OF TARAWERA FOREST: TITLES

1. CT SA20C/1062
2. CT SA20C/1063
3. CT SA20C/1065
4. CT SA20C/1066
5. CT SA20C/1067
6. CT SA20C/1068
7. CT SA796/277
8. CT SA796/278
9. CT SA296/224
10. CT SA48B/687; and
11. CT SA20C/1064 and CT SA48B/692 **SUBJECT TO** a subdivision of the land comprised in these two titles in accordance with DP326468 (attached), following which subdivision, the land in CT SA107/680 shall continue to be included but the land in CT SA107/679 is expressly excluded from this Forestry Right.



LOT 3
LOT 1
DIAGRAM A
CROWN LAND
SEC 1
SO 46933
DIAGRAM 2B
MATATA 60B
3
DP 308051
PT ALLT 59B2C
PARISH MATATA
LOT 1
109.7920 HA
PT
TARAWERA 1
LOT 2
24.1450 HA
2
DPS 6890
3
DPS 6890
1
DPS 7712
2
DPS 7712
SEC 1
SO 46933
TARAWERA RIVER
DIAGRAM 7P
PT MATAHINA A1D
PT
TARAWERA 1
LOT 3
3431.4606 HA
PUTAUAKI 1
4
DPS 35346
PT 1
DP 32183
PT MATAHINA A2
PT
TARAWERA 1
DIAGRAM 2N
LOT 3
2
DPS 7712
LOT 3
DIAGRAM 2H
DIAGRAM 2D
LOT 3
PT MATAHINA A1D
PT
MATAHINA
A2
DIAGRAM 2D
LOT 1
LOT 3
PT MATAHINA A1D
LOT 3
DIAGRAM 2L
N.T.S.

LAND DISTRICT South Auckland

Survey Bk & Dist. Blk & Blk RANGITAIKI UPPER & LOWER

NZMS 261 Sheet ... Record Map No. ...

LOTS 1 – 3 BEING SUBDIVISION OF PT TARAWERA 1, PUTAUAKI 1, LOTS 5 & 6 DPS 35346 & EASEMENT OVER PT MATAHINA A1D BLOCK

TERRITORIAL AUTHORITY WHAKATANE DISTRICT

Surveyed by Opus International Consultants

Scale 1:40000 Date MARCH 2003

SHEET 1 OF 6

Total Area 3573.5406 HA

Approved as to Survey

Approving Surveyor

Deposited this ... day of ... 20 ...

for Registrar General of Land

DP 326468

PLAN B

Superskid Site


Tarawera Super Skid
Tarawera Super Skid
Tarawera Super Skid
Tarawera Super Skid
Tarawera Rd
Mitchell Rd
36
Putauaki - Excluded Area

Railway
Road
Track
Planted
Compartment

Tarawera Super Skid

PLAN C

PUTAUAKI


Super Skid
Area of Putauaki Excluded from Forestry Right
10
112
17
21
25
26
20
Putauaki Rd
Howell Rd
Matahina Rd
Pokohu Rd
Mitchell Rd
Tarawera Rd
Matata West Rd
2835000
N

Putauaki Area Excluded from Forestry Right

Scale: 25 000
Print Date: 31 March 2004
Created By: Evan Howard

Appendix 2: Stands

Forestry Right Area - Tarawera Forest - Data as at 4 June 2004

FOREST_NAME	STAND_LABEL	ESTABLISHED_YEAR	DOM_SPECIES	AREA-1_JUNE	ACCRUAL	FINAL_AREA
TARAWERA	TAWE/1/1	1970	P.RAD	0.35	0	0.35
TARAWERA	TAWE/1/3	1971	PSMEN	7.73	0	7.73
TARAWERA	TAWE/1/3	1971	PSMEN	0.61	0	0.61
TARAWERA	TAWE/1/3	1971	PSMEN	0.09	0	0.09
TARAWERA	TAWE/1/3	1971	PSMEN	1.15	0	1.15
TARAWERA	TAWE/1/3	1971	PSMEN	5.89	0	5.89
TARAWERA	TAWE/1/3	1971	PSMEN	0.09	0	0.09
TARAWERA	TAWE/1/3	1971	PSMEN	0.20	0	0.20
TARAWERA	TAWE/1/3	1971	PSMEN	0.70	0	0.70
TARAWERA	TAWE/1/4	1976	P.RAD	7.85	0	7.85
TARAWERA	TAWE/1/6	1976	P.RAD	0.71	0	0.71
TARAWERA	TAWE/1/6	1976	P.RAD	0.63	0	0.63
TARAWERA	TAWE/1/7	2003	P.RAD	15.70	0	15.70
TARAWERA	TAWE/1/7	2003	P.RAD	2.63	0	2.63
TARAWERA	TAWE/10/4	1997	P.RAD	0.27	0	0.27
TARAWERA	TAWE/10/4	1997	P.RAD	0.08	0	0.08
TARAWERA	TAWE/100/3	1996	P.RAD	1.07	0	1.07
TARAWERA	TAWE/100/3	1996	P.RAD	43.95	0	43.95
TARAWERA	TAWE/100/4	1998	P.RAD	1.40	0	1.40
TARAWERA	TAWE/100/4	1998	P.RAD	7.50	0	7.50
TARAWERA	TAWE/100/4	1998	P.RAD	220.12	0	220.12
TARAWERA	TAWE/101/2	1977	P.RAD	0.10	0	0.10
TARAWERA	TAWE/101/2	1977	P.RAD	27.39	0	27.39
TARAWERA	TAWE/101/2	1977	P.RAD	2.28	0	2.28
TARAWERA	TAWE/101/2	1977	P.RAD	8.23	0	8.23
TARAWERA	TAWE/101/3	1999	P.RAD	30.46	0	30.46
TARAWERA	TAWE/101/3	1999	P.RAD	32.78	0	32.78
TARAWERA	TAWE/101/4	2000	P.RAD	53.49	0	53.49
TARAWERA	TAWE/102/1	1977	P.RAD	1.37	0	1.37
TARAWERA	TAWE/102/1	1977	P.RAD	0.59	0	0.59
TARAWERA	TAWE/102/1	1977	P.RAD	0.31	0	0.31
TARAWERA	TAWE/102/1	1977	P.RAD	19.77	0	19.77
TARAWERA	TAWE/102/3	1983	P.RAD	60.88	0	60.88
TARAWERA	TAWE/103/1	1966	PSMEN	35.01	0	35.01
TARAWERA	TAWE/103/2	1980	P.RAD	11.89	0	11.89
TARAWERA	TAWE/103/3	1983	P.RAD	129.57	0	129.57
TARAWERA	TAWE/104/1	1969	P.RAD	0.03	0	0.03
TARAWERA	TAWE/104/1	1969	P.RAD	1.61	0	1.61
TARAWERA	TAWE/104/1	1969	P.RAD	1.10	0	1.10
TARAWERA	TAWE/104/1	1969	P.RAD	1.89	0	1.89
TARAWERA	TAWE/104/2	1970	P.RAD	0.32	0	0.32
TARAWERA	TAWE/104/3	1966	PSMEN	2.78	0	2.78
TARAWERA	TAWE/104/3	1966	PSMEN	0.63	0	0.63
TARAWERA	TAWE/104/3	1966	PSMEN	8.77	0	8.77
TARAWERA	TAWE/104/4	2000	P.RAD	10.93	0	10.93
TARAWERA	TAWE/105/2	1969	P.RAD	0.16	0	0.16
TARAWERA	TAWE/105/3	1999	P.RAD	32.94	0	32.94
TARAWERA	TAWE/105/3	1999	P.RAD	20.81	0	20.81
TARAWERA	TAWE/105/4	2000	P.RAD	0.75	0	0.75
TARAWERA	TAWE/105/4	2000	P.RAD	5.01	0	5.01
TARAWERA	TAWE/106/4	1995	P.RAD	14.26	0	14.26
TARAWERA	TAWE/106/4	1995	P.RAD	197.28	0	197.28
TARAWERA	TAWE/107/1	1980	P.RAD	18.96	0	18.96

TARAWERA	TAWE/107/2	1979	P.RAD	1.27	0	1.27
TARAWERA	TAWE/107/2	1979	P.RAD	0.24	0	0.24
TARAWERA	TAWE/107/2	1979	P.RAD	41.17	0	41.17
TARAWERA	TAWE/107/6	1957	PSMEN	6.74	0	6.74
TARAWERA	TAWE/107/7	1988	P.RAD	43.70	0	43.70
TARAWERA	TAWE/107/8	1989	P.RAD	72.49	0	72.49
TARAWERA	TAWE/107/9	1997	P.RAD	7.15	0	7.15
TARAWERA	TAWE/108/4	1958	PSMEN	9.37	0	9.37
TARAWERA	TAWE/108/5	1965	PSMEN	9.14	0	9.14
TARAWERA	TAWE/108/6	1989	P.RAD	61.28	0	61.28
TARAWERA	TAWE/108/7	1990	P.RAD	52.70	0	52.70
TARAWERA	TAWE/108/8	2000	P.RAD	33.37	0	33.37
TARAWERA	TAWE/109/10	1988	P.RAD	38.61	0	38.61
TARAWERA	TAWE/109/4	1960	PSMEN	5.66	0	5.66
TARAWERA	TAWE/109/4	1960	PSMEN	29.90	0	29.90
TARAWERA	TAWE/109/5	1958	PSMEN	4.75	0	4.75
TARAWERA	TAWE/109/6A	1966	PSMEN	0.78	0	0.78
TARAWERA	TAWE/109/6A	1966	PSMEN	0.11	0	0.11
TARAWERA	TAWE/109/6B	1966	PSMEN	0.53	0	0.53
TARAWERA	TAWE/109/6B	1966	PSMEN	0.60	0	0.60
TARAWERA	TAWE/109/7	1959	PSMEN	2.98	0	2.98
TARAWERA	TAWE/109/8	1980	P.RAD	86.40	0	86.40
TARAWERA	TAWE/110/1	1979	P.RAD	21.15	0	21.15
TARAWERA	TAWE/110/3	1958	PSMEN	14.62	0	14.62
TARAWERA	TAWE/110/4	1965	PSMEN	50.25	0	50.25
TARAWERA	TAWE/110/4	1965	PSMEN	0.68	0	0.68
TARAWERA	TAWE/110/4	1965	PSMEN	0.95	0	0.95
TARAWERA	TAWE/110/8	1990	P.RAD	61.29	0	61.29
TARAWERA	TAWE/111/1	1955	PSMEN	25.38	0	25.38
TARAWERA	TAWE/111/1	1965	PSMEN	0.60	0	0.60
TARAWERA	TAWE/111/1	1965	PSMEN	10.59	0	10.59
TARAWERA	TAWE/111/1	1965	PSMEN	0.34	0	0.34
TARAWERA	TAWE/111/1	1965	PSMEN	1.30	0	1.30
TARAWERA	TAWE/111/2	1980	P.RAD	54.81	0	54.81
TARAWERA	TAWE/111/3	1981	P.RAD	88.87	0	88.87
TARAWERA	TAWE/111/4	1969	P.RAD	0.91	0	0.91
TARAWERA	TAWE/112/3	1986	P.RAD	19.22	0	19.22
TARAWERA	TAWE/112/4	1987	P.RAD	34.51	0	34.51
TARAWERA	TAWE/112/5	1988	P.RAD	23.20	0	23.20
TARAWERA	TAWE/112/6	1999	P.RAD	0.14	0	0.14
TARAWERA	TAWE/112/6	1999	P.RAD	106.25	0	106.25
TARAWERA	TAWE/113/2	1951	PSMEN	5.50	0	5.50
TARAWERA	TAWE/113/3	1986	P.RAD	148.08	0	148.08
TARAWERA	TAWE/113/4	1987	P.RAD	33.21	0	33.21
TARAWERA	TAWE/113/5	1988	P.RAD	19.08	0	19.08
TARAWERA	TAWE/114/3	1979	P.RAD	1.67	0	1.67
TARAWERA	TAWE/114/4	1983	P.RAD	33.67	0	33.67
TARAWERA	TAWE/114/5	1996	P.RAD	14.83	0	14.83
TARAWERA	TAWE/114/6	1998	P.RAD	136.00	0	136.00
TARAWERA	TAWE/115/1A	1980	P.RAD	2.50	0	2.50
TARAWERA	TAWE/115/1A	1980	P.RAD	0.26	0	0.26
TARAWERA	TAWE/115/1A	1980	P.RAD	0.64	0	0.64
TARAWERA	TAWE/115/1A	1980	P.RAD	0.17	0	0.17
TARAWERA	TAWE/115/1A	1980	P.RAD	0.16	0	0.16
TARAWERA	TAWE/115/1A	1980	P.RAD	0.09	0	0.09
TARAWERA	TAWE/115/1A	1980	P.RAD	0.31	0	0.31

TARAWERA	TAWE/115/1A	1980	P.RAD	0.33	0	0.33
TARAWERA	TAWE/115/1A	1980	P.RAD	0.08	0	0.08
TARAWERA	TAWE/115/1A	1980	P.RAD	0.19	0	0.19
TARAWERA	TAWE/115/1A	1980	P.RAD	59.95	0	59.95
TARAWERA	TAWE/115/1A	1980	P.RAD	0.19	0	0.19
TARAWERA	TAWE/115/1A	1980	P.RAD	100.50	0	100.50
TARAWERA	TAWE/115/1C	1980	P.RAD	1.74	0	1.74
TARAWERA	TAWE/115/1C	1980	P.RAD	0.44	0	0.44
TARAWERA	TAWE/115/1D	1980	P.RAD	1.51	0	1.51
TARAWERA	TAWE/115/1D	1980	P.RAD	0.11	0	0.11
TARAWERA	TAWE/115/2	1981	P.RAD	25.99	0	25.99
TARAWERA	TAWE/116/2	1981	P.RAD	132.21	0	132.21
TARAWERA	TAWE/117/1	1981	P.RAD	131.60	0	131.60
TARAWERA	TAWE/117/2	1983	P.RAD	55.88	0	55.88
TARAWERA	TAWE/118/1	1976	P.RAD	0.62	0	0.62
TARAWERA	TAWE/118/2	1980	P.RAD	0.30	0	0.30
TARAWERA	TAWE/118/2	1980	P.RAD	23.06	0	23.06
TARAWERA	TAWE/118/3	1983	P.RAD	0.01	0	0.01
TARAWERA	TAWE/118/3	1983	P.RAD	134.48	0	134.48
TARAWERA	TAWE/118/3	1983	P.RAD	32.05	0	32.05
TARAWERA	TAWE/118/5	2003	P.RAD	10.60	0	10.60
TARAWERA	TAWE/119/2	1980	P.RAD	0.80	0	0.80
TARAWERA	TAWE/119/2	1980	P.RAD	5.23	0	5.23
TARAWERA	TAWE/119/2	1980	P.RAD	0.01	0	0.01
TARAWERA	TAWE/119/2	1980	P.RAD	0.01	0	0.01
TARAWERA	TAWE/119/2	1980	P.RAD	1.01	0	1.01
TARAWERA	TAWE/119/2	1980	P.RAD	59.91	0	59.91
TARAWERA	TAWE/119/3	1976	P.RAD	1.59	0	1.59
TARAWERA	TAWE/119/3	1976	P.RAD	0.11	0	0.11
TARAWERA	TAWE/119/5	2003	P.RAD	15.00	0	15.00
TARAWERA	TAWE/120/3	2001	P.RAD	70.10	0	70.10
TARAWERA	TAWE/121/2	2003	P.RAD	66.72	0	66.72
TARAWERA	TAWE/122/2	2001	P.RAD	128.93	0	128.93
TARAWERA	TAWE/123/2	2002	P.RAD	137.60	0	137.60
TARAWERA	TAWE/124/2	2002	P.RAD	105.33	0	105.33
TARAWERA	TAWE/125/2	1982	P.RAD	0.03	0	0.03
TARAWERA	TAWE/125/2	1982	P.RAD	6.30	0	6.30
TARAWERA	TAWE/125/3	1983	P.RAD	0.24	0	0.24
TARAWERA	TAWE/125/3	1983	P.RAD	0.01	0	0.01
TARAWERA	TAWE/125/3	1983	P.RAD	0.02	0	0.02
TARAWERA	TAWE/125/3	1983	P.RAD	0.02	0	0.02
TARAWERA	TAWE/125/4	2001	P.RAD	45.41	0	45.41
TARAWERA	TAWE/125/5	2002	P.RAD	55.01	0	55.01
TARAWERA	TAWE/126/4	2003	P.RAD	163.35	0	163.35
TARAWERA	TAWE/127/5	2003	P.RAD	73.29	0	73.29
TARAWERA	TAWE/128/2	2002	P.RAD	135.73	0	135.73
TARAWERA	TAWE/128/3	2003	P.RAD	65.45	0	65.45
TARAWERA	TAWE/129/2	2002	P.RAD	126.75	0	126.75
TARAWERA	TAWE/13/5	1998	P.RAD	2.46	0	2.46
TARAWERA	TAWE/13/5	1998	P.RAD	8.71	0	8.71
TARAWERA	TAWE/13/5	1998	P.RAD	0.03	0	0.03
TARAWERA	TAWE/13/5	1998	P.RAD	0.10	0	0.10
TARAWERA	TAWE/13/5	1998	P.RAD	0.03	0	0.03
TARAWERA	TAWE/13/5	1998	P.RAD	0.10	0	0.10
TARAWERA	TAWE/13/5	1998	P.RAD	0.38	0	0.38
TARAWERA	TAWE/13/5	1998	P.RAD	5.84	0	5.84

TARAWERA	TAWE/13/5	1998	P.RAD	0.01	0	0.01
TARAWERA	TAWE/13/5	1998	P.RAD	0.06	0	0.06
TARAWERA	TAWE/13/5	1998	P.RAD	13.26	0	13.26
TARAWERA	TAWE/13/5	1998	P.RAD	0.17	0	0.17
TARAWERA	TAWE/13/5	1998	P.RAD	2.27	0	2.27
TARAWERA	TAWE/130/2	2002	P.RAD	18.12	0	18.12
TARAWERA	TAWE/130/3	2003	P.RAD	48.66	0	48.66
TARAWERA	TAWE/131/4	2002	P.RAD	47.30	0	47.30
TARAWERA	TAWE/131/5	2003	P.RAD	39.71	0	39.71
TARAWERA	TAWE/132/3	1984	P.RAD	17.00	0	17.00
TARAWERA	TAWE/132/4	2003	P.RAD	75.04	0	75.04
TARAWERA	TAWE/133/6	1984	P.RAD	65.10	0	65.10
TARAWERA	TAWE/133/7	2003	P.RAD	9.44	0	9.44
TARAWERA	TAWE/134/2	1984	P.RAD	34.91	0	34.91
TARAWERA	TAWE/135/1	1984	P.RAD	125.65	0	125.65
TARAWERA	TAWE/136/4	2003	P.RAD	80.71	0	80.71
TARAWERA	TAWE/137/1	1975	P.RAD	2.74	0	2.74
TARAWERA	TAWE/137/2	1979	P.RAD	1.77	0	1.77
TARAWERA	TAWE/137/3	2003	P.RAD	63.65	0	63.65
TARAWERA	TAWE/138/4	2001	P.RAD	195.77	0	195.77
TARAWERA	TAWE/138/5	2002	P.RAD	3.02	0	3.02
TARAWERA	TAWE/138/5	2002	P.RAD	55.23	0	55.23
TARAWERA	TAWE/139/1	1979	P.RAD	87.04	0	87.04
TARAWERA	TAWE/139/1	1979	P.RAD	2.90	0	2.90
TARAWERA	TAWE/139/2	1981	P.RAD	0.07	0	0.07
TARAWERA	TAWE/139/2	1981	P.RAD	45.75	0	45.75
TARAWERA	TAWE/139/3	1982	P.RAD	0.71	0	0.71
TARAWERA	TAWE/139/3	1982	P.RAD	14.97	0	14.97
TARAWERA	TAWE/14/10	1996	P.RAD	24.36	0	24.36
TARAWERA	TAWE/14/10	1996	P.RAD	29.07	0	29.07
TARAWERA	TAWE/14/10	1996	P.RAD	0.27	0	0.27
TARAWERA	TAWE/14/10	1996	P.RAD	0.33	0	0.33
TARAWERA	TAWE/14/11A	1997	P.RAD	0.07	0	0.07
TARAWERA	TAWE/14/11A	1997	P.RAD	25.83	0	25.83
TARAWERA	TAWE/14/11A	1997	P.RAD	17.53	0	17.53
TARAWERA	TAWE/14/11A	1997	P.RAD	0.43	0	0.43
TARAWERA	TAWE/14/11A	1997	P.RAD	34.25	0	34.25
TARAWERA	TAWE/14/12	2000	P.RAD	1.58	0	1.58
TARAWERA	TAWE/14/5B	1968	P.RAD	0.17	0	0.17
TARAWERA	TAWE/14/6	1961	PSMEN	0.14	0	0.14
TARAWERA	TAWE/14/8A	1988	P.RAD	38.46	0	38.46
TARAWERA	TAWE/14/8B	1988	P.RAD	27.04	0	27.04
TARAWERA	TAWE/14/9	1990	P.RAD	13.73	0	13.73
TARAWERA	TAWE/140/1	1981	P.RAD	25.20	0	25.20
TARAWERA	TAWE/140/2	1982	P.RAD	47.12	0	47.12
TARAWERA	TAWE/140/3	1981	P.RAD	16.20	0	16.20
TARAWERA	TAWE/141/1	1982	P.RAD	36.11	0	36.11
TARAWERA	TAWE/141/2	1982	P.RAD	85.32	0	85.32
TARAWERA	TAWE/142/1	1982	P.RAD	73.66	0	73.66
TARAWERA	TAWE/143/1	1979	P.RAD	78.78	0	78.78
TARAWERA	TAWE/143/2	1983	P.RAD	23.45	0	23.45
TARAWERA	TAWE/143/3	1983	P.RAD	24.91	0	24.91
TARAWERA	TAWE/144/1	1981	P.RAD	20.01	0	20.01
TARAWERA	TAWE/144/2	1982	P.RAD	52.51	0	52.51
TARAWERA	TAWE/144/3	1981	P.RAD	12.01	0	12.01
TARAWERA	TAWE/144/3	1981	P.RAD	16.28	0	16.28

TARAWERA	TAWE/145/1	1979	P.RAD	4.12	0	4.12
TARAWERA	TAWE/145/1	1979	P.RAD	4.67	0	4.67
TARAWERA	TAWE/145/2	1981	P.RAD	59.35	0	59.35
TARAWERA	TAWE/145/3	1982	P.RAD	9.43	0	9.43
TARAWERA	TAWE/145/3	1982	P.RAD	6.15	0	6.15
TARAWERA	TAWE/145/4	1983	P.RAD	50.17	0	50.17
TARAWERA	TAWE/146/1	1979	P.RAD	0.54	0	0.54
TARAWERA	TAWE/146/1	1979	P.RAD	0.19	0	0.19
TARAWERA	TAWE/146/1	1979	P.RAD	123.21	0	123.21
TARAWERA	TAWE/147/1	1978	P.RAD	17.50	0	17.50
TARAWERA	TAWE/147/1	1978	P.RAD	130.28	0	130.28
TARAWERA	TAWE/147/2	1979	P.RAD	11.21	0	11.21
TARAWERA	TAWE/147/3	1981	P.RAD	10.46	0	10.46
TARAWERA	TAWE/148/1	1978	P.RAD	24.49	0	24.49
TARAWERA	TAWE/148/2	1979	P.RAD	42.55	0	42.55
TARAWERA	TAWE/148/3	1983	P.RAD	39.41	0	39.41
TARAWERA	TAWE/149/1	1979	P.RAD	103.18	0	103.18
TARAWERA	TAWE/15/6	1989	P.RAD	57.41	0	57.41
TARAWERA	TAWE/15/7	1992	P.RAD	101.95	0	101.95
TARAWERA	TAWE/150/1	1977	P.RAD	0.49	0	0.49
TARAWERA	TAWE/150/1	1977	P.RAD	2.94	0	2.94
TARAWERA	TAWE/150/1	1977	P.RAD	1.15	0	1.15
TARAWERA	TAWE/150/1	1977	P.RAD	7.70	0	7.70
TARAWERA	TAWE/150/1	1977	P.RAD	0.79	0	0.79
TARAWERA	TAWE/150/1	1977	P.RAD	0.13	0	0.13
TARAWERA	TAWE/150/1	1977	P.RAD	0.30	0	0.30
TARAWERA	TAWE/150/1	1977	P.RAD	0.93	0	0.93
TARAWERA	TAWE/150/1	1977	P.RAD	1.48	0	1.48
TARAWERA	TAWE/150/2	1978	P.RAD	34.44	0	34.44
TARAWERA	TAWE/150/3	1978	P.RAD	0.02	0	0.02
TARAWERA	TAWE/150/3	1978	P.RAD	29.75	0	29.75
TARAWERA	TAWE/150/3	1978	P.RAD	16.46	0	16.46
TARAWERA	TAWE/151/1	1977	P.RAD	26.56	0	26.56
TARAWERA	TAWE/151/1	1977	P.RAD	3.69	0	3.69
TARAWERA	TAWE/151/2	1978	P.RAD	104.17	0	104.17
TARAWERA	TAWE/152/1	1976	P.RAD	10.73	0	10.73
TARAWERA	TAWE/152/1	1976	P.RAD	2.04	0	2.04
TARAWERA	TAWE/152/1	1976	P.RAD	0.04	0	0.04
TARAWERA	TAWE/152/1	1976	P.RAD	0.05	0	0.05
TARAWERA	TAWE/152/1	1976	P.RAD	0.53	0	0.53
TARAWERA	TAWE/152/1	1976	P.RAD	2.49	0	2.49
TARAWERA	TAWE/152/1	1976	P.RAD	0.04	0	0.04
TARAWERA	TAWE/152/1	1976	P.RAD	0.22	0	0.22
TARAWERA	TAWE/152/1	1976	P.RAD	10.00	0	10.00
TARAWERA	TAWE/152/1	1976	P.RAD	0.02	0	0.02
TARAWERA	TAWE/152/2	1977	P.RAD	2.41	0	2.41
TARAWERA	TAWE/152/2	1977	P.RAD	1.43	0	1.43
TARAWERA	TAWE/153/1	1977	P.RAD	0.01	0	0.01
TARAWERA	TAWE/153/1	1977	P.RAD	2.17	0	2.17
TARAWERA	TAWE/153/1	1977	P.RAD	97.18	0	97.18
TARAWERA	TAWE/154/1	1976	P.RAD	0.21	0	0.21
TARAWERA	TAWE/154/1	1976	P.RAD	0.06	0	0.06
TARAWERA	TAWE/154/2	1976	P.RAD	0.04	0	0.04
TARAWERA	TAWE/154/2	1976	P.RAD	14.98	0	14.98
TARAWERA	TAWE/154/3	1977	P.RAD	24.13	0	24.13
TARAWERA	TAWE/154/3	1977	P.RAD	3.95	0	3.95

TARAWERA	TAWE/154/3	1977	P.RAD	3.22	0	3.22
TARAWERA	TAWE/154/3	1977	P.RAD	0.38	0	0.38
TARAWERA	TAWE/154/3	1977	P.RAD	35.44	0	35.44
TARAWERA	TAWE/154/3	1977	P.RAD	0.16	0	0.16
TARAWERA	TAWE/154/4	1977	P.RAD	0.16	0	0.16
TARAWERA	TAWE/154/4	1977	P.RAD	0.55	0	0.55
TARAWERA	TAWE/155/3	2003	P.RAD	61.55	0	61.55
TARAWERA	TAWE/155/3	2003	P.RAD	7.79	0	7.79
TARAWERA	TAWE/155/3	2003	P.RAD	14.02	0	14.02
TARAWERA	TAWE/156/2	1976	P.RAD	6.66	0	6.66
TARAWERA	TAWE/156/2	1976	P.RAD	31.64	0	31.64
TARAWERA	TAWE/156/2	1976	P.RAD	0.65	0	0.65
TARAWERA	TAWE/156/2	1976	P.RAD	0.39	0	0.39
TARAWERA	TAWE/156/2	1976	P.RAD	0.01	0	0.01
TARAWERA	TAWE/157/3	2003	P.RAD	1.29	0	1.29
TARAWERA	TAWE/157/3	2003	P.RAD	0.17	0	0.17
TARAWERA	TAWE/158/1	1976	P.RAD	3.07	0	3.07
TARAWERA	TAWE/158/2	1984	P.RAD	56.83	0	56.83
TARAWERA	TAWE/159/2	1976	P.RAD	0.03	0	0.03
TARAWERA	TAWE/159/2	1976	P.RAD	0.17	0	0.17
TARAWERA	TAWE/159/2	1976	P.RAD	27.22	0	27.22
TARAWERA	TAWE/159/2	1976	P.RAD	3.55	0	3.55
TARAWERA	TAWE/159/2	1976	P.RAD	13.11	0	13.11
TARAWERA	TAWE/160/2	2003	P.RAD	11.63	0	11.63
TARAWERA	TAWE/161/1	1976	P.RAD	1.09	0	1.09
TARAWERA	TAWE/161/1	1976	P.RAD	14.23	0	14.23
TARAWERA	TAWE/161/1	1976	P.RAD	9.38	0	9.38
TARAWERA	TAWE/161/1	1976	P.RAD	12.80	0	12.80
TARAWERA	TAWE/162/3	1982	P.RAD	34.62	0	34.62
TARAWERA	TAWE/162/4	1979	P.RAD	68.21	0	68.21
TARAWERA	TAWE/163/1	1979	P.RAD	203.64	0	203.64
TARAWERA	TAWE/164/1	1979	P.RAD	155.55	0	155.55
TARAWERA	TAWE/164/2	1981	P.RAD	6.12	0	6.12
TARAWERA	TAWE/164/3	1982	P.RAD	11.83	0	11.83
TARAWERA	TAWE/164/4	1983	P.RAD	20.14	0	20.14
TARAWERA	TAWE/165/1	1978	P.RAD	9.09	0	9.09
TARAWERA	TAWE/165/1	1978	P.RAD	45.92	0	45.92
TARAWERA	TAWE/165/1	1978	P.RAD	47.54	0	47.54
TARAWERA	TAWE/165/1	1978	P.RAD	0.28	0	0.28
TARAWERA	TAWE/165/1	1978	P.RAD	1.19	0	1.19
TARAWERA	TAWE/165/2	1979	P.RAD	0.22	0	0.22
TARAWERA	TAWE/165/2	1979	P.RAD	4.27	0	4.27
TARAWERA	TAWE/165/2	1979	P.RAD	12.68	0	12.68
TARAWERA	TAWE/166/1	1978	P.RAD	4.73	0	4.73
TARAWERA	TAWE/166/1	1978	P.RAD	0.06	0	0.06
TARAWERA	TAWE/166/1	1978	P.RAD	0.08	0	0.08
TARAWERA	TAWE/166/1	1978	P.RAD	127.18	0	127.18
TARAWERA	TAWE/166/2	1979	P.RAD	6.62	0	6.62
TARAWERA	TAWE/166/2	1979	P.RAD	11.95	0	11.95
TARAWERA	TAWE/166/3	1978	ELREG	0.14	0	0.14
TARAWERA	TAWE/166/3	1978	ELREG	0.47	0	0.47
TARAWERA	TAWE/167/1	1979	P.RAD	154.53	0	154.53
TARAWERA	TAWE/169/1	1979	P.RAD	31.14	0	31.14
TARAWERA	TAWE/17/21	1992	P.RAD	127.19	0	127.19
TARAWERA	TAWE/17/3	1993	P.RAD	79.32	0	79.32
TARAWERA	TAWE/17/4	1993	P.RAD	1.75	0	1.75

TARAWERA	TAWE/17/4	1993	P.RAD	0.01	0	0.01
TARAWERA	TAWE/17/4	1993	P.RAD	38.94	0	38.94
TARAWERA	TAWE/17/4	1993	P.RAD	0.18	0	0.18
TARAWERA	TAWE/17/4	1993	P.RAD	0.06	0	0.06
TARAWERA	TAWE/17/4	1993	P.RAD	0.06	0	0.06
TARAWERA	TAWE/17/4	1993	P.RAD	0.07	0	0.07
TARAWERA	TAWE/17/4	1993	P.RAD	54.12	0	54.12
TARAWERA	TAWE/17/4	1993	P.RAD	0.14	0	0.14
TARAWERA	TAWE/17/4	1993	P.RAD	0.19	0	0.19
TARAWERA	TAWE/17/4	1993	P.RAD	21.45	0	21.45
TARAWERA	TAWE/17/4	1993	P.RAD	0.18	0	0.18
TARAWERA	TAWE/17/4	1993	P.RAD	0.22	0	0.22
TARAWERA	TAWE/17/4	1993	P.RAD	66.31	0	66.31
TARAWERA	TAWE/17/5	1993	P.RAD	222.80	0	222.80
TARAWERA	TAWE/170/1	1980	P.RAD	0.09	0	0.09
TARAWERA	TAWE/170/1	1980	P.RAD	0.06	0	0.06
TARAWERA	TAWE/170/1	1980	P.RAD	108.57	0	108.57
TARAWERA	TAWE/170/2	1984	P.RAD	2.64	0	2.64
TARAWERA	TAWE/170/2	1984	P.RAD	1.53	0	1.53
TARAWERA	TAWE/170/2	1984	P.RAD	0.40	0	0.40
TARAWERA	TAWE/170/2	1984	P.RAD	0.47	0	0.47
TARAWERA	TAWE/170/2	1984	P.RAD	2.71	0	2.71
TARAWERA	TAWE/170/2	1984	P.RAD	0.48	0	0.48
TARAWERA	TAWE/170/2	1984	P.RAD	0.26	0	0.26
TARAWERA	TAWE/170/2	1984	P.RAD	0.18	0	0.18
TARAWERA	TAWE/170/2	1984	P.RAD	0.18	0	0.18
TARAWERA	TAWE/170/2	1984	P.RAD	0.32	0	0.32
TARAWERA	TAWE/170/2	1984	P.RAD	0.08	0	0.08
TARAWERA	TAWE/170/2	1984	P.RAD	0.10	0	0.10
TARAWERA	TAWE/170/2	1984	P.RAD	0.13	0	0.13
TARAWERA	TAWE/170/2	1984	P.RAD	0.58	0	0.58
TARAWERA	TAWE/170/2	1984	P.RAD	0.38	0	0.38
TARAWERA	TAWE/170/2	1984	P.RAD	0.23	0	0.23
TARAWERA	TAWE/171/1	1980	P.RAD	84.24	0	84.24
TARAWERA	TAWE/171/2	1981	P.RAD	37.51	0	37.51
TARAWERA	TAWE/172/1	1980	P.RAD	20.66	0	20.66
TARAWERA	TAWE/172/2	1981	P.RAD	108.67	0	108.67
TARAWERA	TAWE/173/1	1978	P.RAD	0.01	0	0.01
TARAWERA	TAWE/173/1	1978	P.RAD	68.75	0	68.75
TARAWERA	TAWE/173/2	1979	P.RAD	20.68	0	20.68
TARAWERA	TAWE/174/1	1982	P.RAD	74.15	0	74.15
TARAWERA	TAWE/175/1	1976	P.RAD	99.54	0	99.54
TARAWERA	TAWE/176/1	1976	P.RAD	3.99	0	3.99
TARAWERA	TAWE/176/1	1976	P.RAD	54.86	0	54.86
TARAWERA	TAWE/176/1	1976	P.RAD	6.34	0	6.34
TARAWERA	TAWE/176/1	1976	P.RAD	6.11	0	6.11
TARAWERA	TAWE/176/1	1976	P.RAD	39.91	0	39.91
TARAWERA	TAWE/176/2	1976	P.RAD	0.12	0	0.12
TARAWERA	TAWE/177/1	1975	P.RAD	0.31	0	0.31
TARAWERA	TAWE/177/1	1975	P.RAD	1.87	0	1.87
TARAWERA	TAWE/177/1	1975	P.RAD	1.86	0	1.86
TARAWERA	TAWE/177/1	1975	P.RAD	21.05	0	21.05
TARAWERA	TAWE/177/1	1975	P.RAD	0.09	0	0.09
TARAWERA	TAWE/177/1	1975	P.RAD	35.24	0	35.24
TARAWERA	TAWE/177/1	1975	P.RAD	0.02	0	0.02
TARAWERA	TAWE/177/1	1975	P.RAD	4.27	0	4.27

TARAWERA	TAWE/177/1	1975	P.RAD	0.61	0	0.61
TARAWERA	TAWE/177/1	1975	P.RAD	0.06	0	0.06
TARAWERA	TAWE/177/1	1975	P.RAD	16.49	0	16.49
TARAWERA	TAWE/177/1	1975	P.RAD	0.20	0	0.20
TARAWERA	TAWE/178/1	1975	P.RAD	0.23	0	0.23
TARAWERA	TAWE/178/1	1975	P.RAD	0.02	0	0.02
TARAWERA	TAWE/178/1	1975	P.RAD	2.36	0	2.36
TARAWERA	TAWE/178/1	1975	P.RAD	0.03	0	0.03
TARAWERA	TAWE/178/1	1976	P.RAD	0.54	0	0.54
TARAWERA	TAWE/178/1	1975	P.RAD	21.37	0	21.37
TARAWERA	TAWE/178/1	1975	P.RAD	0.24	0	0.24
TARAWERA	TAWE/178/1	1975	P.RAD	0.58	0	0.58
TARAWERA	TAWE/178/1	1975	P.RAD	5.88	0	5.88
TARAWERA	TAWE/178/2	1975	PSMEN	12.03	0	12.03
TARAWERA	TAWE/178/2	1975	PSMEN	2.31	0	2.31
TARAWERA	TAWE/178/3	2001	P.RAD	1.30	0	1.30
TARAWERA	TAWE/19/3	1999	P.RAD	0.99	0	0.99
TARAWERA	TAWE/19/3	1999	P.RAD	1.88	0	1.88
TARAWERA	TAWE/19/3	1999	P.RAD	0.77	0	0.77
TARAWERA	TAWE/19/3	1999	P.RAD	0.62	0	0.62
TARAWERA	TAWE/19/3	1999	P.RAD	3.97	0	3.97
TARAWERA	TAWE/19/3	1999	P.RAD	6.37	0	6.37
TARAWERA	TAWE/19/3	1999	P.RAD	4.58	0	4.58
TARAWERA	TAWE/19/3	1999	P.RAD	5.08	0	5.08
TARAWERA	TAWE/19/3	1999	P.RAD	5.04	0	5.04
TARAWERA	TAWE/19/3	1999	P.RAD	0.62	0	0.62
TARAWERA	TAWE/19/3	1999	P.RAD	8.64	0	8.64
TARAWERA	TAWE/19/3	1999	P.RAD	0.02	0	0.02
TARAWERA	TAWE/19/3	1999	P.RAD	0.01	0	0.01
TARAWERA	TAWE/19/3	1999	P.RAD	1.90	0	1.90
TARAWERA	TAWE/19/4	2001	P.RAD	1.83	0	1.83
TARAWERA	TAWE/19/4	2001	P.RAD	0.62	0	0.62
TARAWERA	TAWE/19/4	2001	P.RAD	1.05	0	1.05
TARAWERA	TAWE/19/4	2001	P.RAD	0.79	0	0.79
TARAWERA	TAWE/2/2	1971	PSMEN	0.85	0	0.85
TARAWERA	TAWE/2/5	1969	P.RAD	1.26	0	1.26
TARAWERA	TAWE/2/5	1969	P.RAD	2.15	0	2.15
TARAWERA	TAWE/2/6	1999	P.RAD	0.10	0	0.10
TARAWERA	TAWE/2/6	1999	P.RAD	0.23	0	0.23
TARAWERA	TAWE/2/6	1999	P.RAD	32.19	0	32.19
TARAWERA	TAWE/2/6	1999	P.RAD	43.08	0	43.08
TARAWERA	TAWE/2/7	2003	P.RAD	9.61	0	9.61
TARAWERA	TAWE/2/7	2003	P.RAD	3.70	0	3.70
TARAWERA	TAWE/21/3A	1994	P.RAD	48.64	0	48.64
TARAWERA	TAWE/21/3A	1994	P.RAD	0.30	0	0.30
TARAWERA	TAWE/21/3A	1994	P.RAD	55.39	0	55.39
TARAWERA	TAWE/21/3B	1994	P.RAD	64.80	0	64.80
TARAWERA	TAWE/21/3B	1994	P.RAD	5.15	0	5.15
TARAWERA	TAWE/21/3B	1994	P.RAD	0.77	0	0.77
TARAWERA	TAWE/24/3	1997	P.RAD	0.10	0	0.10
TARAWERA	TAWE/24/3	1997	P.RAD	0.20	0	0.20
TARAWERA	TAWE/24/3	1997	P.RAD	0.10	0	0.10
TARAWERA	TAWE/24/3	1997	P.RAD	0.17	0	0.17
TARAWERA	TAWE/24/3	1997	P.RAD	4.24	0	4.24
TARAWERA	TAWE/24/3	1997	P.RAD	0.26	0	0.26
TARAWERA	TAWE/24/3	1997	P.RAD	9.87	0	9.87

TARAWERA	TAWE/24/3	1997	P.RAD	0.13	0	0.13
TARAWERA	TAWE/24/3	1997	P.RAD	0.28	0	0.28
TARAWERA	TAWE/24/3	1997	P.RAD	33.02	0	33.02
TARAWERA	TAWE/24/3	1997	P.RAD	69.55	0	69.55
TARAWERA	TAWE/24/3	1997	P.RAD	1.31	0	1.31
TARAWERA	TAWE/24/3	1997	P.RAD	0.38	0	0.38
TARAWERA	TAWE/24/3	1997	P.RAD	0.26	0	0.26
TARAWERA	TAWE/24/3	1997	P.RAD	0.08	0	0.08
TARAWERA	TAWE/24/3	1997	P.RAD	0.06	0	0.06
TARAWERA	TAWE/24/3	1997	P.RAD	0.18	0	0.18
TARAWERA	TAWE/24/3	1997	P.RAD	99.13	0	99.13
TARAWERA	TAWE/24/3	1997	P.RAD	0.26	0	0.26
TARAWERA	TAWE/24/4	1998	P.RAD	33.11	0	33.11
TARAWERA	TAWE/24/5	1999	P.RAD	13.60	0	13.60
TARAWERA	TAWE/25/4	1995	P.RAD	156.82	0	156.82
TARAWERA	TAWE/25/4	1995	P.RAD	52.53	0	52.53
TARAWERA	TAWE/26/2A	1994	P.RAD	6.57	0	6.57
TARAWERA	TAWE/26/2A	1994	P.RAD	3.99	0	3.98
TARAWERA	TAWE/26/2A	1994	P.RAD	0.81	0	0.81
TARAWERA	TAWE/26/2A	1994	P.RAD	24.58	0	24.58
TARAWERA	TAWE/26/2A	1994	P.RAD	2.43	0	2.43
TARAWERA	TAWE/26/2B	1994	P.RAD	0.55	0	0.55
TARAWERA	TAWE/26/2B	1994	P.RAD	6.14	0	6.14
TARAWERA	TAWE/26/2B	1994	P.RAD	3.17	0	3.17
TARAWERA	TAWE/26/2B	1994	P.RAD	3.15	0	3.15
TARAWERA	TAWE/26/2B	1994	P.RAD	3.77	0	3.77
TARAWERA	TAWE/26/2B	1994	P.RAD	5.51	0	5.51
TARAWERA	TAWE/26/2B	1994	P.RAD	1.60	0	1.60
TARAWERA	TAWE/26/2B	1994	P.RAD	3.30	0	3.30
TARAWERA	TAWE/26/2B	1994	P.RAD	2.06	0	2.06
TARAWERA	TAWE/26/2B	1994	P.RAD	6.40	0	6.40
TARAWERA	TAWE/26/2B	1994	P.RAD	0.56	0	0.56
TARAWERA	TAWE/26/2B	1994	P.RAD	2.84	0	2.84
TARAWERA	TAWE/26/2B	1994	P.RAD	2.62	0	2.62
TARAWERA	TAWE/26/2B	1994	P.RAD	2.34	0	2.34
TARAWERA	TAWE/26/3	1994	P.RAD	5.28	0	5.28
TARAWERA	TAWE/26/3	1994	P.RAD	8.94	0	8.94
TARAWERA	TAWE/29/2	1996	P.RAD	14.24	0	14.24
TARAWERA	TAWE/29/2	1996	P.RAD	52.69	0	52.69
TARAWERA	TAWE/29/4	1988	P.RAD	16.24	0	16.24
TARAWERA	TAWE/29/5	1963	P.RAD	1.24	0	1.24
TARAWERA	TAWE/29/6A	1991	P.RAD	86.76	0	86.76
TARAWERA	TAWE/29/6B	1991	P.RAD	7.36	0	7.36
TARAWERA	TAWE/29/7	1963	POSPP	0.33	0	0.33
TARAWERA	TAWE/3/1	1970	P.RAD	0.36	0	0.36
TARAWERA	TAWE/3/1	1970	P.RAD	3.05	0	3.05
TARAWERA	TAWE/3/1	1970	P.RAD	0.02	0	0.02
TARAWERA	TAWE/3/1	1970	P.RAD	0.90	0	0.90
TARAWERA	TAWE/3/1	1970	P.RAD	4.01	0	4.01
TARAWERA	TAWE/3/10	2001	P.RAD	0.01	0	0.01
TARAWERA	TAWE/3/10	2001	P.RAD	0.03	0	0.03
TARAWERA	TAWE/3/10	2001	P.RAD	9.72	0	9.72
TARAWERA	TAWE/3/11	2003	P.RAD	3.91	0	3.91
TARAWERA	TAWE/3/11	2003	P.RAD	5.55	0	5.55
TARAWERA	TAWE/3/2	1971	P.RAD	0.33	0	0.33
TARAWERA	TAWE/3/2	1971	P.RAD	0.11	0	0.11

TARAWERA	TAWE/3/3	1970	PSMEN	0.03	0	0.03
TARAWERA	TAWE/3/3	1970	PSMEN	0.15	0	0.15
TARAWERA	TAWE/3/7	1989	P.RAD	0.06	0	0.06
TARAWERA	TAWE/3/7	1989	P.RAD	0.01	0	0.01
TARAWERA	TAWE/3/7	1989	P.RAD	0.04	0	0.04
TARAWERA	TAWE/3/7	1989	P.RAD	0.21	0	0.21
TARAWERA	TAWE/3/7	1989	P.RAD	0.13	0	0.13
TARAWERA	TAWE/3/7	1989	P.RAD	0.01	0	0.01
TARAWERA	TAWE/3/7	1989	P.RAD	0.03	0	0.03
TARAWERA	TAWE/3/7	1989	P.RAD	0.22	0	0.22
TARAWERA	TAWE/3/7	1989	P.RAD	0.05	0	0.05
TARAWERA	TAWE/3/7	1989	P.RAD	0.08	0	0.08
TARAWERA	TAWE/3/7	1989	P.RAD	0.04	0	0.04
TARAWERA	TAWE/3/8	1997	P.RAD	36.65	0	36.65
TARAWERA	TAWE/3/8	1997	P.RAD	3.61	0	3.61
TARAWERA	TAWE/3/8	1997	P.RAD	5.71	0	5.71
TARAWERA	TAWE/3/8	1997	P.RAD	57.61	0	57.61
TARAWERA	TAWE/3/9	1998	P.RAD	9.04	0	9.04
TARAWERA	TAWE/3/9	1998	P.RAD	1.94	0	1.94
TARAWERA	TAWE/30/1	1993	P.RAD	2.44	0	2.44
TARAWERA	TAWE/30/10	2003	P.RAD	2.21	0	2.21
TARAWERA	TAWE/30/10	2003	P.RAD	0.88	0	0.88
TARAWERA	TAWE/30/10	2003	P.RAD	4.66	0	4.66
TARAWERA	TAWE/30/4A	1990	P.RAD	0.76	0	0.76
TARAWERA	TAWE/30/4A	1990	P.RAD	8.51	0	8.51
TARAWERA	TAWE/30/4B1	1990	P.RAD	7.46	0	7.46
TARAWERA	TAWE/30/4B2	1990	P.RAD	11.45	0	11.45
TARAWERA	TAWE/30/4C	1990	P.RAD	4.51	0	4.51
TARAWERA	TAWE/30/4C	1990	P.RAD	1.12	0	1.12
TARAWERA	TAWE/30/6	1968	PSMEN	1.99	0	1.99
TARAWERA	TAWE/30/8A	1991	P.RAD	21.36	0	21.36
TARAWERA	TAWE/30/8B	1991	P.RAD	7.48	0	7.48
TARAWERA	TAWE/30/8B	1991	P.RAD	3.10	0	3.10
TARAWERA	TAWE/30/9	1997	P.RAD	16.02	0	16.02
TARAWERA	TAWE/30/9	1997	P.RAD	0.17	0	0.17
TARAWERA	TAWE/30/9	1997	P.RAD	0.23	0	0.23
TARAWERA	TAWE/30/9	1997	P.RAD	20.10	0	20.10
TARAWERA	TAWE/31/3A	1989	P.RAD	2.52	0	2.52
TARAWERA	TAWE/31/3A	1989	P.RAD	40.34	0	40.34
TARAWERA	TAWE/31/3B	1989	P.RAD	45.21	0	45.21
TARAWERA	TAWE/31/4A	1990	P.RAD	48.15	0	48.15
TARAWERA	TAWE/31/4B	1990	P.RAD	6.00	0	6.00
TARAWERA	TAWE/31/5	1991	P.RAD	0.16	0	0.16
TARAWERA	TAWE/31/5	1991	P.RAD	0.35	0	0.35
TARAWERA	TAWE/31/5	1991	P.RAD	48.75	0	48.75
TARAWERA	TAWE/33/2	1991	P.RAD	0.14	0	0.14
TARAWERA	TAWE/33/2	1991	P.RAD	0.89	0	0.89
TARAWERA	TAWE/33/2	1991	P.RAD	0.88	0	0.88
TARAWERA	TAWE/33/2	1991	P.RAD	27.42	0	27.42
TARAWERA	TAWE/33/2	1991	P.RAD	0.90	0	0.90
TARAWERA	TAWE/33/3	1998	P.RAD	22.47	0	22.47
TARAWERA	TAWE/33/4	1999	P.RAD	25.34	0	25.34
TARAWERA	TAWE/33/4	1999	P.RAD	87.85	0	87.85
TARAWERA	TAWE/33/5	2003	P.RAD	2.26	0	2.26
TARAWERA	TAWE/33/5	2003	P.RAD	4.20	0	4.20
TARAWERA	TAWE/35/10A	1990	P.RAD	0.05	0	0.05

TARAWERA	TAWE/35/10A	1990	P.RAD	12.60	0	12.60
TARAWERA	TAWE/35/10B	1990	P.RAD	16.49	0	16.49
TARAWERA	TAWE/35/2	1962	PSMEN	0.51	0	0.51
TARAWERA	TAWE/35/2	1962	PSMEN	14.65	0	14.65
TARAWERA	TAWE/35/7	1988	P.RAD	2.87	0	2.87
TARAWERA	TAWE/35/7	1988	P.RAD	2.74	0	2.74
TARAWERA	TAWE/35/7	1988	P.RAD	2.02	0	2.02
TARAWERA	TAWE/35/7	1988	P.RAD	1.44	0	1.44
TARAWERA	TAWE/35/7	1988	P.RAD	22.16	0	22.16
TARAWERA	TAWE/35/8	1989	P.RAD	18.44	0	18.44
TARAWERA	TAWE/35/8	1989	P.RAD	25.65	0	25.65
TARAWERA	TAWE/35/9	1989	P.RAD	3.51	0	3.51
TARAWERA	TAWE/35/9	1989	P.RAD	2.57	0	2.57
TARAWERA	TAWE/36/8	1992	P.RAD	124.39	0	124.39
TARAWERA	TAWE/36/9	1992	PSMEN	1.09	0	1.09
TARAWERA	TAWE/37/10	1990	P.RAD	5.64	0	5.64
TARAWERA	TAWE/37/10	1990	P.RAD	12.85	0	12.85
TARAWERA	TAWE/37/11	1991	P.RAD	7.99	0	7.99
TARAWERA	TAWE/37/11	1991	P.RAD	7.11	0	7.11
TARAWERA	TAWE/37/12	1991	P.RAD	7.09	0	7.09
TARAWERA	TAWE/37/12	1991	P.RAD	7.07	0	7.07
TARAWERA	TAWE/37/13	1992	P.RAD	23.25	0	23.25
TARAWERA	TAWE/37/6	1986	P.RAD	7.50	0	7.50
TARAWERA	TAWE/37/7A	1989	P.RAD	22.51	0	22.51
TARAWERA	TAWE/37/7A	1989	P.RAD	11.20	0	11.20
TARAWERA	TAWE/37/7A	1989	P.RAD	44.00	0	44.00
TARAWERA	TAWE/37/7B	1989	P.RAD	98.51	0	98.51
TARAWERA	TAWE/38/7	1962	PSMEN	8.45	0	8.45
TARAWERA	TAWE/38/7	1962	PSMEN	0.77	0	0.77
TARAWERA	TAWE/38/8A	1991	P.RAD	0.58	0	0.58
TARAWERA	TAWE/38/8A	1991	P.RAD	32.97	0	32.97
TARAWERA	TAWE/38/8A	1991	P.RAD	9.98	0	9.98
TARAWERA	TAWE/38/8A	1991	P.RAD	3.21	0	3.21
TARAWERA	TAWE/38/8B	1991	P.RAD	1.02	0	1.02
TARAWERA	TAWE/38/8B	1991	P.RAD	0.81	0	0.81
TARAWERA	TAWE/38/8B	1991	P.RAD	0.39	0	0.39
TARAWERA	TAWE/38/8B	1991	P.RAD	4.30	0	4.30
TARAWERA	TAWE/38/8B	1991	P.RAD	0.36	0	0.36
TARAWERA	TAWE/38/8B	1991	P.RAD	0.21	0	0.21
TARAWERA	TAWE/38/8B	1991	P.RAD	61.36	0	61.36
TARAWERA	TAWE/38/8B	1991	P.RAD	0.55	0	0.55
TARAWERA	TAWE/38/8B	1991	P.RAD	30.02	0	30.02
TARAWERA	TAWE/38/9	1962	POSPP	1.15	0	1.15
TARAWERA	TAWE/4/2	1999	P.RAD	56.36	0	56.36
TARAWERA	TAWE/4/3	2000	P.RAD	36.56	0	36.56
TARAWERA	TAWE/4/3	2000	P.RAD	26.60	0	26.60
TARAWERA	TAWE/40/1	1993	P.RAD	7.35	0	7.35
TARAWERA	TAWE/40/1	1993	P.RAD	5.57	0	5.57
TARAWERA	TAWE/40/1	1993	P.RAD	17.35	0	17.35
TARAWERA	TAWE/40/4	1965	P.RAD	0.30	0	0.30
TARAWERA	TAWE/40/6	1962	PSMEN	22.77	0	22.77
TARAWERA	TAWE/40/7	1966	PSMEN	3.31	0	3.31
TARAWERA	TAWE/40/9A	1990	P.RAD	26.00	0	26.00
TARAWERA	TAWE/40/9A	1990	P.RAD	21.05	0	21.05
TARAWERA	TAWE/40/9B	1990	P.RAD	2.05	0	2.05
TARAWERA	TAWE/40/9B	1990	P.RAD	0.54	0	0.54

TARAWERA	TAWE/40/9B	1990	P.RAD	3.12	0	3.12
TARAWERA	TAWE/40/9B	1990	P.RAD	0.77	0	0.77
TARAWERA	TAWE/40/9B	1990	P.RAD	2.07	0	2.07
TARAWERA	TAWE/43/1	1962	PSMEN	47.72	0	47.72
TARAWERA	TAWE/43/1	1962	PSMEN	35.58	0	35.56
TARAWERA	TAWE/43/2	1963	PSMEN	6.45	0	6.46
TARAWERA	TAWE/43/2	1963	PSMEN	5.69	0	5.69
TARAWERA	TAWE/43/3	1962	P.PTA	0.20	0	0.70
TARAWERA	TAWE/44/1	1963	PSMEN	3.28	0	3.28
TARAWERA	TAWE/44/3	2002	CULUS	2.62	0	2.62
TARAWERA	TAWE/45/2	1995	P.RAD	0.07	0	0.07
TARAWERA	TAWE/45/2	1995	P.RAD	8.78	0	8.78
TARAWERA	TAWE/45/2	1995	P.RAD	162.55	0	162.55
TARAWERA	TAWE/45/3	1996	P.RAD	0.21	0	0.21
TARAWERA	TAWE/45/3	1996	P.RAD	0.20	0	0.20
TARAWERA	TAWE/45/3	1996	P.RAD	42.80	0	42.80
TARAWERA	TAWE/45/3	1996	P.RAD	71.99	0	71.99
TARAWERA	TAWE/46/3	2003	P.RAD	41.79	0	41.79
TARAWERA	TAWE/46/3	2003	P.RAD	12.24	0	12.24
TARAWERA	TAWE/47/1	1984	P.RAD	5.28	0	5.28
TARAWERA	TAWE/47/1	1984	P.RAD	49.20	0	49.20
TARAWERA	TAWE/49/1	1982	P.RAD	7.07	0	7.07
TARAWERA	TAWE/5/4	1997	P.RAD	16.39	0	16.39
TARAWERA	TAWE/5/4	1997	P.RAD	12.57	0	12.57
TARAWERA	TAWE/5/5	1999	P.RAD	18.79	0	18.79
TARAWERA	TAWE/5/6	2000	P.RAD	65.57	0	65.57
TARAWERA	TAWE/5/7	2001	P.RAD	10.08	0	10.08
TARAWERA	TAWE/50/3	1997	P.RAD	0.23	0	0.23
TARAWERA	TAWE/50/3	1997	P.RAD	2.46	0	2.46
TARAWERA	TAWE/50/3	1997	P.RAD	0.48	0	0.48
TARAWERA	TAWE/50/3	1997	P.RAD	0.25	0	0.25
TARAWERA	TAWE/50/3	1997	P.RAD	0.15	0	0.15
TARAWERA	TAWE/50/3	1997	P.RAD	78.65	0	78.65
TARAWERA	TAWE/52/1	1999	P.RAD	0.20	0	0.20
TARAWERA	TAWE/52/3	1992	P.RAD	2.44	0	2.44
TARAWERA	TAWE/52/4	1984	P.RAD	1.34	0	1.34
TARAWERA	TAWE/52/4	1984	P.RAD	6.56	0	6.56
TARAWERA	TAWE/52/4	1984	P.RAD	0.32	0	0.32
TARAWERA	TAWE/52/4	1984	P.RAD	0.01	0	0.01
TARAWERA	TAWE/52/5	1997	P.RAD	0.08	0	0.08
TARAWERA	TAWE/52/5	1997	P.RAD	1.62	0	1.62
TARAWERA	TAWE/52/5	1997	P.RAD	6.77	0	6.77
TARAWERA	TAWE/52/5	1997	P.RAD	8.47	0	8.47
TARAWERA	TAWE/52/5	1997	P.RAD	8.84	0	8.84
TARAWERA	TAWE/52/5	1997	P.RAD	15.03	0	16.03
TARAWERA	TAWE/52/5	1997	P.RAD	74.11	0	74.11
TARAWERA	TAWE/52/5	1997	P.RAD	0.10	0	0.10
TARAWERA	TAWE/52/5	1997	P.RAD	16.68	0	16.68
TARAWERA	TAWE/52/6	2000	P.RAD	0.11	0	0.11
TARAWERA	TAWE/52/6	2000	P.RAD	0.89	0	0.89
TARAWERA	TAWE/52/7	2001	P.RAD	1.73	0	1.73
TARAWERA	TAWE/53/5	1994	P.RAD	75.86	0	75.86
TARAWERA	TAWE/53/6	1995	P.RAD	0.31	0	0.31
TARAWERA	TAWE/53/5	1995	P.RAD	136.87	0	135.87
TARAWERA	TAWE/53/6	1995	P.RAD	85.17	0	85.17
TARAWERA	TAWE/54/5	1995	P.RAD	10.98	0	10.98

TARAWERA	TAWE/54/5	1995	P.RAD	102.36	0	102.36
TARAWERA	TAWE/54/6	1996	P.RAD	43.46	0	43.46
TARAWERA	TAWE/54/7	1999	P.RAD	53.86	0	53.86
TARAWERA	TAWE/55/2	1992	P.RAD	27.01	0	27.01
TARAWERA	TAWE/55/3	1993	P.RAD	59.67	0	59.67
TARAWERA	TAWE/55/4A	1993	P.RAD	23.94	0	23.94
TARAWERA	TAWE/55/4B	1993	P.RAD	0.10	0	0.10
TARAWERA	TAWE/55/4B	1993	P.RAD	0.16	0	0.16
TARAWERA	TAWE/55/4B	1993	P.RAD	3.60	0	3.60
TARAWERA	TAWE/55/4B	1993	P.RAD	4.09	0	4.09
TARAWERA	TAWE/56/3	1963	POSPP	0.12	0	0.12
TARAWERA	TAWE/56/3	1963	POSPP	1.06	0	1.06
TARAWERA	TAWE/56/4	1995	P.RAD	44.16	0	44.16
TARAWERA	TAWE/56/4	1995	P.RAD	4.50	0	4.50
TARAWERA	TAWE/57/3	1992	P.RAD	134.37	0	134.37
TARAWERA	TAWE/57/4	1992	P.RAD	11.54	0	11.54
TARAWERA	TAWE/58/1	1963	PSMEN	37.13	0	37.13
TARAWERA	TAWE/58/2	1968	PSMEN	8.76	0	8.76
TARAWERA	TAWE/59/1	1982	P.RAD	30.51	0	30.51
TARAWERA	TAWE/6/2	1998	P.RAD	13.11	0	13.11
TARAWERA	TAWE/6/3	1999	P.RAD	43.81	0	43.81
TARAWERA	TAWE/6/3	1999	P.RAD	11.71	0	11.71
TARAWERA	TAWE/6/3	1999	P.RAD	10.73	0	10.73
TARAWERA	TAWE/6/3	1999	P.RAD	49.95	0	49.95
TARAWERA	TAWE/60/1	1994	P.RAD	50.72	0	50.72
TARAWERA	TAWE/60/3	1982	P.RAD	100.26	0	100.26
TARAWERA	TAWE/60/3	1982	P.RAD	0.50	0	0.50
TARAWERA	TAWE/61/1	1982	P.RAD	37.42	0	37.42
TARAWERA	TAWE/61/3	1982	P.RAD	44.72	0	44.72
TARAWERA	TAWE/62/2	1983	P.RAD	64.78	0	64.78
TARAWERA	TAWE/62/3	1996	P.RAD	29.53	0	29.53
TARAWERA	TAWE/62/3	1996	P.RAD	2.97	0	2.97
TARAWERA	TAWE/62/4	1997	P.RAD	0.33	0	0.33
TARAWERA	TAWE/62/4	1997	P.RAD	0.23	0	0.23
TARAWERA	TAWE/62/4	1997	P.RAD	0.12	0	0.12
TARAWERA	TAWE/62/4	1997	P.RAD	20.89	0	20.89
TARAWERA	TAWE/62/4	1997	P.RAD	99.36	0	99.36
TARAWERA	TAWE/62/4	1997	P.RAD	3.97	0	3.97
TARAWERA	TAWE/62/4	1997	P.RAD	0.10	0	0.10
TARAWERA	TAWE/62/4	1997	P.RAD	51.36	0	51.36
TARAWERA	TAWE/64/1	1969	P.RAD	0.24	0	0.24
TARAWERA	TAWE/64/4	1997	P.RAD	0.19	0	0.19
TARAWERA	TAWE/64/4	1997	P.RAD	0.15	0	0.15
TARAWERA	TAWE/64/4	1997	P.RAD	0.01	0	0.01
TARAWERA	TAWE/64/4	1997	P.RAD	0.15	0	0.15
TARAWERA	TAWE/64/4	1997	P.RAD	48.25	0	48.25
TARAWERA	TAWE/64/5	1998	P.RAD	0.36	0	0.36
TARAWERA	TAWE/64/5	1998	P.RAD	0.23	0	0.23
TARAWERA	TAWE/64/5	1998	P.RAD	0.30	0	0.30
TARAWERA	TAWE/64/5	1998	P.RAD	0.69	0	0.69
TARAWERA	TAWE/64/5	1998	P.RAD	0.23	0	0.23
TARAWERA	TAWE/64/5	1998	P.RAD	0.32	0	0.32
TARAWERA	TAWE/64/5	1998	P.RAD	0.32	0	0.32
TARAWERA	TAWE/64/5	1998	P.RAD	94.95	0	94.95
TARAWERA	TAWE/65/2	1996	P.RAD	0.14	0	0.14
TARAWERA	TAWE/65/2	1996	P.RAD	63.61	0	63.61

TARAWERA	TAWE/65/2	1996	P.RAD	2.89	0	2.89
TARAWERA	TAWE/66/3A	1967	PSMEN	6.92	0	6.92
TARAWERA	TAWE/66/3B	1967	PSMEN	0.25	0	0.25
TARAWERA	TAWE/66/4	1967	POSPP	0.46	0	0.46
TARAWERA	TAWE/66/4	1967	POSPP	2.61	0	2.61
TARAWERA	TAWE/66/5	1967	P.TAE	1.10	0	1.10
TARAWERA	TAWE/66/5	1967	P.TAE	2.39	0	2.39
TARAWERA	TAWE/66/5	1997	P.RAD	10.64	0	10.64
TARAWERA	TAWE/66/6	1997	P.RAD	0.12	0	0.12
TARAWERA	TAWE/66/6	1997	P.RAD	0.29	0	0.29
TARAWERA	TAWE/66/6	1997	P.RAD	0.31	0	0.31
TARAWERA	TAWE/66/6	1997	P.RAD	19.81	0	19.81
TARAWERA	TAWE/66/6	1997	P.RAD	21.83	0	21.83
TARAWERA	TAWE/66/6	1997	P.RAD	25.21	0	25.21
TARAWERA	TAWE/66/6	1997	P.RAD	283.84	0	283.84
TARAWERA	TAWE/68/2	1982	P.RAD	2.49	0	2.49
TARAWERA	TAWE/68/2	1982	P.RAD	4.89	0	4.89
TARAWERA	TAWE/68/2	1982	P.RAD	10.10	0	10.10
TARAWERA	TAWE/68/2	1982	P.RAD	3.36	0	3.36
TARAWERA	TAWE/68/4	1989	P.RAD	3.92	0	3.92
TARAWERA	TAWE/68/5	2000	P.RAD	8.26	0	8.26
TARAWERA	TAWE/68/5	2000	P.RAD	42.43	0	42.43
TARAWERA	TAWE/69/2	1989	P.RAD	0.02	0	0.02
TARAWERA	TAWE/69/2	1989	P.RAD	0.03	0	0.03
TARAWERA	TAWE/69/2	1989	P.RAD	0.48	0	0.48
TARAWERA	TAWE/69/2	1989	P.RAD	0.06	0	0.06
TARAWERA	TAWE/69/2	1989	P.RAD	1.76	0	1.76
TARAWERA	TAWE/69/2	1989	P.RAD	46.49	0	46.49
TARAWERA	TAWE/69/4	1990	P.RAD	53.33	0	53.33
TARAWERA	TAWE/69/5	2003	P.RAD	93.88	0	93.88
TARAWERA	TAWE/7/4	1997	P.RAD	2.03	0	2.03
TARAWERA	TAWE/7/4	1997	P.RAD	1.71	0	1.71
TARAWERA	TAWE/7/4	1997	P.RAD	8.31	0	8.31
TARAWERA	TAWE/7/4	1997	P.RAD	5.19	0	5.19
TARAWERA	TAWE/7/4	1997	P.RAD	0.08	0	0.08
TARAWERA	TAWE/7/5	1999	P.RAD	0.01	0	0.01
TARAWERA	TAWE/7/5	1999	P.RAD	1.36	0	1.36
TARAWERA	TAWE/70/4	1999	P.RAD	233.32	0	233.32
TARAWERA	TAWE/71/2	1999	P.RAD	227.34	0	227.34
TARAWERA	TAWE/72/3	1973	P.RAD	0.14	0	0.14
TARAWERA	TAWE/72/4	1999	P.RAD	70.16	0	70.16
TARAWERA	TAWE/72/5	2000	P.RAD	37.53	0	37.53
TARAWERA	TAWE/72/5	2002	P.RAD	22.82	0	22.82
TARAWERA	TAWE/73/4	1981	P.RAD	1.03	0	1.03
TARAWERA	TAWE/73/4	1981	P.RAD	4.97	0	4.97
TARAWERA	TAWE/73/4	1981	P.RAD	0.37	0	0.37
TARAWERA	TAWE/73/4	1981	P.RAD	0.19	0	0.19
TARAWERA	TAWE/73/4	1981	P.RAD	2.30	0	2.30
TARAWERA	TAWE/73/4	1981	P.RAD	0.22	0	0.22
TARAWERA	TAWE/73/4	1981	P.RAD	43.97	0	43.97
TARAWERA	TAWE/73/5	1996	P.RAD	12.24	0	12.24
TARAWERA	TAWE/73/5	1996	P.RAD	0.03	0	0.03
TARAWERA	TAWE/73/5	1996	P.RAD	0.17	0	0.17
TARAWERA	TAWE/73/5	1996	P.RAD	0.05	0	0.05
TARAWERA	TAWE/73/5	1996	P.RAD	14.66	0	14.66
TARAWERA	TAWE/73/5	1996	P.RAD	35.89	0	35.89

TARAWERA	TAWE/73/6	1999	P.RAD	50.45	0	50.45
TARAWERA	TAWE/74/2	1996	P.RAD	178.44	0	178.44
TARAWERA	TAWE/75/4	1999	P.RAD	40.66	0	40.66
TARAWERA	TAWE/75/5	2000	P.RAD	38.00	0	38.00
TARAWERA	TAWE/75/6	2001	P.RAD	102.05	0	102.05
TARAWERA	TAWE/75/6	2001	P.RAD	11.61	0	11.61
TARAWERA	TAWE/76/2	2000	P.RAD	15.37	0	15.37
TARAWERA	TAWE/76/2	2000	P.RAD	78.49	0	78.49
TARAWERA	TAWE/76/3	2002	P.RAD	60.65	0	60.65
TARAWERA	TAWE/77/2	2000	P.RAD	14.09	0	14.09
TARAWERA	TAWE/77/2	2000	P.RAD	131.14	0	131.14
TARAWERA	TAWE/78/4	2001	P.RAD	74.70	0	74.70
TARAWERA	TAWE/78/5	2002	P.RAD	1.27	0	1.27
TARAWERA	TAWE/79/5	2002	P.RAD	58.57	0	58.57
TARAWERA	TAWE/79/6	2002	CULUS	8.93	0	8.93
TARAWERA	TAWE/79/2	2001	P.RAD	120.80	0	120.80
TARAWERA	TAWE/79/3	2002	P.RAD	21.67	0	21.67
TARAWERA	TAWE/80/3	2000	P.RAD	40.10	0	40.10
TARAWERA	TAWE/80/4	2001	P.RAD	179.58	0	179.58
TARAWERA	TAWE/80/5	2002	P.RAD	38.17	0	38.17
TARAWERA	TAWE/81/4	2000	P.RAD	44.40	0	44.40
TARAWERA	TAWE/81/5	2001	P.RAD	136.77	0	136.77
TARAWERA	TAWE/82/3	1998	P.RAD	15.15	0	15.15
TARAWERA	TAWE/82/4	1998	P.RAD	32.22	0	32.22
TARAWERA	TAWE/82/4	1998	P.RAD	12.14	0	12.14
TARAWERA	TAWE/82/5	1999	P.RAD	4.76	0	4.76
TARAWERA	TAWE/82/5	1999	P.RAD	13.68	0	13.68
TARAWERA	TAWE/82/5	1999	P.RAD	29.04	0	29.04
TARAWERA	TAWE/82/5	1999	P.RAD	5.06	0	5.06
TARAWERA	TAWE/82/5	1999	P.RAD	5.37	0	5.37
TARAWERA	TAWE/82/6	2000	P.RAD	4.56	0	4.56
TARAWERA	TAWE/82/7	2001	P.RAD	141.67	0	141.67
TARAWERA	TAWE/84/2	1994	P.RAD	0.62	0	0.62
TARAWERA	TAWE/84/2	1994	P.RAD	7.20	0	7.20
TARAWERA	TAWE/84/2	1994	P.RAD	5.30	0	5.30
TARAWERA	TAWE/84/2	1994	P.RAD	160.68	0	160.68
TARAWERA	TAWE/84/3	1998	P.RAD	0.35	0	0.35
TARAWERA	TAWE/84/3	1998	P.RAD	0.29	0	0.29
TARAWERA	TAWE/84/3	1998	P.RAD	0.25	0	0.25
TARAWERA	TAWE/85/2	2000	P.RAD	155.28	0	155.28
TARAWERA	TAWE/86/2	2000	P.RAD	15.87	0	15.87
TARAWERA	TAWE/86/2	2000	P.RAD	6.76	0	6.76
TARAWERA	TAWE/86/3	2001	P.RAD	73.52	0	73.52
TARAWERA	TAWE/87/2	2002	P.RAD	170.23	0	170.23
TARAWERA	TAWE/88/2	1979	P.RAD	1.32	0	1.32
TARAWERA	TAWE/88/2	1979	P.RAD	5.54	0	5.54
TARAWERA	TAWE/88/3	1983	P.RAD	2.56	0	2.56
TARAWERA	TAWE/88/4	1999	P.RAD	110.65	0	110.65
TARAWERA	TAWE/88/5	2000	P.RAD	28.88	0	28.88
TARAWERA	TAWE/88/5	2000	P.RAD	22.73	0	22.73
TARAWERA	TAWE/88/5	2000	P.RAD	17.59	0	17.59
TARAWERA	TAWE/88/6	2001	P.RAD	0.65	0	0.65
TARAWERA	TAWE/88/6	2001	P.RAD	0.72	0	0.72
TARAWERA	TAWE/88/6	2001	P.RAD	29.89	0	29.89
TARAWERA	TAWE/89/1	1977	P.RAD	0.19	0	0.19
TARAWERA	TAWE/89/1	1977	P.RAD	0.10	0	0.10

TARAWERA	TAWE/89/1	1977	P.RAD	2.80	0	2.80
TARAWERA	TAWE/89/1	1977	P.RAD	8.62	0	8.62
TARAWERA	TAWE/89/1	1977	P.RAD	3.16	0	3.16
TARAWERA	TAWE/89/1	1977	P.RAD	0.48	0	0.48
TARAWERA	TAWE/89/1	1977	P.RAD	0.15	0	0.15
TARAWERA	TAWE/89/1	1977	P.RAD	1.15	0	1.15
TARAWERA	TAWE/89/1	1977	P.RAD	13.87	0	13.87
TARAWERA	TAWE/89/1	1977	P.RAD	0.78	0	0.78
TARAWERA	TAWE/89/1	1977	P.RAD	0.25	0	0.25
TARAWERA	TAWE/90/2	1999	P.RAD	59.96	0	59.96
TARAWERA	TAWE/90/2	1999	P.RAD	44.65	0	44.65
TARAWERA	TAWE/90/3	2000	P.RAD	0.16	0	0.16
TARAWERA	TAWE/90/3	2000	P.RAD	0.24	0	0.24
TARAWERA	TAWE/90/3	2000	P.RAD	51.67	0	51.67
TARAWERA	TAWE/91/3	2000	P.RAD	102.98	0	102.98
TARAWERA	TAWE/91/4	2001	P.RAD	1.29	0	1.29
TARAWERA	TAWE/91/4	2001	P.RAD	67.31	0	67.31
TARAWERA	TAWE/92/4	1998	P.RAD	0.84	0	0.84
TARAWERA	TAWE/92/4	1998	P.RAD	45.00	0	45.00
TARAWERA	TAWE/92/5	2000	P.RAD	10.01	0	10.01
TARAWERA	TAWE/93/3	1999	P.RAD	41.73	0	41.73
TARAWERA	TAWE/93/3	1999	P.RAD	74.66	0	74.66
TARAWERA	TAWE/95/2	1998	P.RAD	0.25	0	0.25
TARAWERA	TAWE/95/2	1998	P.RAD	49.76	0	49.76
TARAWERA	TAWE/95/2	1998	P.RAD	2.76	0	2.76
TARAWERA	TAWE/95/2	1998	P.RAD	143.93	0	143.93
TARAWERA	TAWE/95/2	1998	P.RAD	53.22	0	53.22
TARAWERA	TAWE/95/2	1998	P.RAD	6.14	0	6.14
TARAWERA	TAWE/95/2	1996	P.RAD	17.20	0	17.20
TARAWERA	TAWE/95/2	1998	P.RAD	0.65	0	0.65
TARAWERA	TAWE/96/2	1996	P.RAD	0.18	0	0.18
TARAWERA	TAWE/96/2	1996	P.RAD	30.05	0	30.05
TARAWERA	TAWE/96/3	1997	P.RAD	1.24	0	1.24
TARAWERA	TAWE/96/3	1997	P.RAD	0.25	0	0.25
TARAWERA	TAWE/96/3	1997	P.RAD	10.26	0	10.26
TARAWERA	TAWE/96/3	1997	P.RAD	26.11	0	26.11
TARAWERA	TAWE/96/3	1997	P.RAD	0.99	0	0.99
TARAWERA	TAWE/96/3	1997	P.RAD	138.08	0	138.08
TARAWERA	TAWE/96/3	1997	P.RAD	0.42	0	0.42
TARAWERA	TAWE/96/3	1997	P.RAD	4.84	0	4.84
TARAWERA	TAWE/96/3	1997	P.RAD	7.45	0	7.45
TARAWERA	TAWE/96/3	1997	P.RAD	7.66	0	7.66
TARAWERA	TAWE/96/3	1997	P.RAD	0.16	0	0.16
TARAWERA	TAWE/96/3	1997	P.RAD	36.61	0	36.61
TARAWERA	TAWE/96/3	1997	P.RAD	2.72	0	2.72
TARAWERA	TAWE/96/3	1997	P.RAD	0.25	0	0.25
TARAWERA	TAWE/96/4	1999	P.RAD	70.25	0	70.25
TARAWERA	TAWE/97/3	1998	P.RAD	0.27	0	0.27
TARAWERA	TAWE/97/3	1998	P.RAD	0.04	0	0.04
TARAWERA	TAWE/97/3	1998	P.RAD	5.33	0	5.33
TARAWERA	TAWE/97/3	1998	P.RAD	0.20	0	0.20
TARAWERA	TAWE/97/3	1998	P.RAD	60.67	0	60.67
TARAWERA	TAWE/97/3	1998	P.RAD	0.37	0	0.37
TARAWERA	TAWE/97/3	1998	P.RAD	0.66	0	0.66
TARAWERA	TAWE/97/3	1998	P.RAD	0.05	0	0.05
TARAWERA	TAWE/97/3	1998	P.RAD	0.34	0	0.34

TARAWERA	TAWE/97/3	1998	P.RAD	0.08	0	0.08
TARAWERA	TAWE/97/3	1998	P.RAD	1.45	0	1.45
TARAWERA	TAWE/97/3	1998	P.RAD	2.29	0	2.29
TARAWERA	TAWE/97/3	1998	P.RAD	0.92	0	0.92
TARAWERA	TAWE/97/4	2000	P.RAD	9.72	0	9.72
TARAWERA	TAWE/97/4	2000	P.RAD	15.21	0	15.21
TARAWERA	TAWE/99/3	1993	P.RAD	52.42	0	52.42
TARAWERA	TAWE/99/1	1994	P.RAD	76.21	0	76.21
TARAWERA	TAWE/99/4	1994	P.RAD	11.60	0	11.60
TARAWERA	TAWE/99/5	1994	P.RAD	15.93	0	15.93
				20759.22		20759.22

Appendix 3: Copy of Tasman Forest Accord

TASMAN 140
E60.0016

THE TASMAN RESERVE AND FORESTRY DEVELOPMENT ACCORD

Tasman Forestry Limited

Minister of Conservation

Royal Forest and Bird Protection Society of NZ Inc

Federated Mountain Clubs of NZ Inc.

Maruia Society Inc.

1. PREAMBLE

1.1 As one of New Zealand's major private landowners Tasman Forestry Limited (TFL), a wholly owned subsidiary of Fletcher Challenge Ltd, aims to operate a successful business and is committed to wise land use aimed at integrating conservation and development. The primary focus of the Royal Forest and Bird Protection Society (RFBPS), the Department of Conservation (DOC), Federated Mountain Clubs (FMC) and the Maruia Society (MS) is to foster public appreciation and protection of New Zealand's nature heritage. All organisations also support plantation forestry development compatible with protection of that nature heritage.

1.2 Since March 1988 these organisations have been involved in a consultative process which has reviewed the conservation values and development potential of TFL's native forested land and leaseholdings throughout New Zealand. As a result of that process all parties have reached agreement on those portions of TFL's landholdings which deserve formal reserve status and on those portions suitable for future forestry development.

1.3 This agreement also acknowledges that the commitments being entered into represent a considerable financial cost to TFL partially compensated by the sale of part of Tasman's native forest holdings to the Department of Conservation contained within this accord. Parties to this agreement believe the areas to be set aside as reserves are of such uniqueness that they will enhance considerably New Zealand's network of reserves and protected areas to the benefit of native plants, native animals and all New Zealanders. These reserves represent the biggest commitment ever made by a publicly owned NZ company to conserving native plants and native animals.

2. THE ACCORD

2.1 THIS AGREEMENT IS MADE BETWEEN:

(a) Tasman Forestry Ltd
(b) The Minister of Conservation

(c) Royal Forest and Bird Protection Society of NZ (Inc)
(d) Federated Mountain Clubs of NZ (Inc)
(e) Maruia Society Inc.

2.2 ALL PARTIES TO THIS ACCORD UNDERTAKE TO ABIDE BY THE AGREEMENTS MADE WITHIN THIS ACCORD. THE AGREEMENT SHALL HEREBY LAPSE SHOULD ANY PARTY BREACH ANY PROVISION OF THIS AGREEMENT. THE AGREEMENT CAN ONLY BE ALTERED BY MUTUAL CONSENT.

2.3 TASMAN FORESTRY LTD SHALL:

(a) Give formal legal protection to the 30,348 hectares of reserves within the TFL freehold forest estate by the registration of covenants under the Reserves Act 1977 (or its successor), the Queen Elizabeth II National Trust Act 1977 or through addition to the adjoining Crown Conservation estate. These covenants will provide for access associated with future plantation forest operations when required in liaison with the Department of Conservation.

The reserves are identified in the attached maps, schedule and catalogue (Appendix 1). The covenanting of these reserves will aim to be finalised by 30 November 1990 with the proviso that reserves will be covenanted on any particular block prior to the sale of that block except where sale and purchase agreements already exist.

(b) Consult with the lessors of Maori land leased by TFL to encourage them to formally covenant the 8,172 hectares of reserves TFL has created on these lands. The decision nevertheless remains with the lessors. Other than areas specified in 2.4(a), TFL will not log or clear any of the reserve areas identified on leasehold land.

(c) Support a research and management project into ensuring the survival of the kokako to the extent of $50,000 a year for up to 3 years. The project will be co-ordinated by the Department of Conservation in consultation with TFL.

(d) Sell to the Department of Conservation for protection the 3,502 hectare undeveloped native forested portion of the TFL's Gammons block. This will protect native forest habitat in the centre of New Zealand's largest surviving population of the endangered kokako.

(e) Adopt an environmental code of practice for its operations in New Zealand that will preclude the clearance of indigenous forest (apart from those areas specified in section 2.4(a) of this agreement). It will also preclude the clearance of any areas of indigenous vegetation identified as "Recommended Areas for Protection" by DoC's Nationwide Protected Natural Area Survey except where agreement is reached through the consultative process established under 2.3(e).

(f) Continue a consultative process with all parties to the accord into the future,

2.4 THE ROYAL FOREST AND BIRD PROTECTION SOCIETY, MINISTER OF CONSERVATION, MARUIA SOCIETY AND FEDERATED MOUNTAIN CLUBS SHALL:

(a) Accept that both the contractual commitment of TFL to supply native hardwood timber to the Kinleith mill until December 1990 and existing afforestation commitments on Maori leasehold land require the continued clearance of native bush outside soil and water reserves in the following forests as outlined on the attached maps (Appendix 2):-

Ngamanawa - 57 hectares approximately

Mangorewa-Kaharoa - 1,600 hectares maximum. This will exclude the agreed wildlife corridor linking Gammons block with the Mangorewa ecological reserve part of which is to be replanted in native trees. It also excludes the wetland reserve in the south east of the block which is surrounded by a buffer zone the boundary of which will be as agreed by TFL/DoC through field inspection.

Gammons - 1,285 hectares approximately alongside the Panama, Galaxy and Andromeda Roads and east of Mangapapa Road. An additional area of approximately 330 hectares west of Mangapapa Road is agreed on as the last area on the Mamaku plateau to be cleared by TFL. This clearance shall only proceed if before December 1990 it is required to fulfil the tawa supply contract with Elders Resources -NZFP Ltd. Otherwise this area is to be reserved. The soil and water reserves defined within the forestry production portion of the Gammons block will remain protected.

Okere 1E - 100 hectares approximately

Matahina Forest - 250 hectares approx. being the remaining remnants of the Tram Road block.

TOTAL: 3,292 hectares plus 330 hectares in Mangapapa Road West as a last option.

(b) Be committed to an ongoing consultative process with TFL in the future.

(c) Work with TFL and the Native Forests Restoration Trust in restoring and enhancing the wildlife corridors set aside on the Mamaku plateau.

2.5 THE MINISTER OF CONSERVATION WILL:

Approve the purchase of approximately 3,502 hectares of the Gammons block by the Department of Conservation. This will protect native forest habitat in the centre of New Zealand's largest surviving population of the endangered kokako. It will also provide a continuous native forested corridor across the Bay of Plenty linking kokako, kiwi and other wildlife populations of the Kaimai-Mamaku Conservation Park, the Puwhenua Ecological Reserve and the Mangorewa Ecological Reserve.

2.6 ROYAL FOREST AND BIRD PROTECTION SOCIETY WILL:

Publicly support TFL's bid to acquire the Crowns production forestry assets vested in the Forestry Corporation on the basis of TFL's responsible attitude to conservation. In particular RF&BPS notes TFL's commitment to bring about a halt to the felling of native forest on Crown land acquired by Tasman at the earliest date practically achievable.

2.7 ALL PARTIES TO THE ACCORD ACCEPT THAT:

(a) Boundary delineation will follow the lines shown on appended maps. On-ground definition of the plantation development/reserve boundaries will be by joint inspection by TFL and DoC staff. Any disputes arising from the ground definition of boundaries will be referred to the full consultative committee for resolution.

(b) Boundaries for the sale of Gammons block will follow the mapped boundaries but may need to be more straight line boundaries to reduce survey difficulties and survey costs. These will follow an unders/overs compensatory principle to even out areas for production or reserve and will obviously seek to ensure maximum protection of the areas ranked as prime wildlife habitat.

3. RATIFICATION OF THE ACCORD

3.1 This agreement shall not be effective until all parties named in the agreement have signed it.

Signed by:

(a) .... Tasman Forestry Ltd

Position: Chief Ex Off .... Date: 22/6/89

In the presence of:

.... Witness

.... Occupation

.... Place

(b) .... Royal Forest and Bird Protectection Society of New Zealand (Inc)

Position: Conservation Director Date: 22-6-89

in the presence of:

.... Witness

.... Occupation

.... Place

(c) .... Her Majesty the Queen acting through the Minister of Conservation

Position: Minister of Conservation Date: 22 June 1989

in the presence of:

.... Witness

.... Occupation

.... Place

(d) .... Federated Mountain Clubs of NZ (Inc.)

Position: President Date: 22/6/89

in the presence of:

.... Witness

.... Occupation

.... Place

(e) ....Maruia Society (Inc.)

Position: Director Date: 22 June 1989

In the presence of:

.... Witness

Company Director .... Occupation

Wellington .... Place

TASMAN FORESTRY LIMITED RESERVES

APPENDIX 1

South Island

FREEHOLD		LEASEHOLD	
Otago	336 ha		
Humphreys (W.C.)	4700		
Aratiki (W.C.)	2050		
Nelson	305		
Marlborough	520		
	7911 ha	Nil	

North Island

FREEHOLD		LEASEHOLD	
Coromandel:			
Coroglen	285		
Kopu	393		
Pateatonga	185		
Waiaui	521		
Taupo:			
Broadlands	26	Waitahanui	182
Tauhara	100	Teraki	109
		Pahautea	12
		Wharetoto	98
		Rerewhakaaitu	60
Hawkes Bay:			
Ngatapa	6130	Te Kooti	320
		Tataraakina	370
		Te Haroto	216
Tokomaru	1896		
Waiotahi	317		
Matahina	305		
Tarawera	6256		
Mamaku:			
Waipapa 1	20	Kaharoa	54
Sun Valley	85	Tahoke	346
Pinnacles	166	Rotoiti SV3	45
Te Matai	1316	Okere	56
Gammons	528	Taheke	100
Omanawa	433	S.F. 3	567
Ngawaro	24	Mangorewa	700
		Ngamanawa	1600
		S.F. 28	113
Bay of Plenty:			
Manawahe	60	Tuararangaia	275
Kererutahi	80	Rotoma	400
Waikarea	300	Rotoiti	873
Waioeka	251	Tuhoe	200
Tangatua	119	Omaio	260
Rotoiti SS1	159	Waikawa	1273
TOTAL FREEHOLD	30348	TOTAL LEASEHOLD	8251
TOTAL HECTARES	38599		

NEW ZEALAND RESERVES


COROMANDEL 873
BOP 4220
MAMAKU 6173
TARAWERA 6258
TAUPO 587
MATAHINA 305
WAINUI 521
WAIOTAHI 817
TOKOMARU 1896
HAWKES BAY 9038
NELSON 305
AHATIKA 2050
UMPHRIES 4700
MARLBOROUGH 520
OTAGO 336

TOTAL 38599 Ha

Tasman Forestry Limited


MAMAKU FORESTS
EXISTING AND PROPOSED RESERVES
TRANSFERRED TO D.O.C. FROM TASMAN FORESTRY LTD 3502 Ha
WILDLIFE CORRIDOR RESERVE
ECOLOGICAL RESERVE
MANGOREWA
ECOLOGICAL
RESERVE
SCALE


OKERE TE FOREST
EXISTING AND PROPOSED RESERVES ± 50 ha


MATAHINA FOREST
RESERVE AREA 305-Ha
TRAM ROAD AREA FOR CLEARING
TE HAROWA
STATE FOREST

NEWS RELEASE - 22 JUNE 1989

Unique Conservation Accord Protects Rare Birds and Native Forests

One of New Zealand's largest private landowners, Tasman Forestry Limited, today signed a unique Accord with the Minister of Conservation and leading conservation groups in a special ceremony at Fletcher Challenge House in Wellington.

The "Tasman Accord" is between the company, a subsidiary of Fletcher Challenge Limited, the Minister of Conservation, the Royal Forest and Bird Protection Society, Federated Mountain Clubs and the Maruia Society. It protects Tasman's native forest holdings throughout New Zealand and also secures protection for the largest remaining population of endangered kokako in New Zealand by reserving their forest habitat and through funding a kokako conservation programme.

The Minister of Conservation, Mr Philip Woollaston, described the Tasman Accord as "*A landmark agreement between industry and environmentalists which can serve as a model for others to follow.*"

"*I am delighted that the Government, Tasman Forestry and Environmental Groups have been able to reach agreement through dialogue and understanding rather than conflict.*"

The Managing Director of Tasman Forestry, Mr Bryce Heard, said that the consultative process, beginning in March 1988, with the Forest and Bird Society and the Department of Conservation had been very worthwhile for all concerned. He said "*We are committed to the best possible use of New Zealand's resources - and sometimes that means to leave them in their natural state.*"

Dr Gerry McSweeney, Forest and Bird's Conservation Director considers the total of 42,101 hectares of native forest protected under the Accord will give a major boost to New Zealand's network of reserves.

"*It safeguards 52 important areas of native forest stretching from Otago to the Coromandel peninsula. This represents the biggest commitment ever made by a New Zealand company to conserving native forests and wildlife. It is particularly good news for the endangered kokako which has been the focus of forest conservation efforts in the North Island since 1977. Only about 1000 kokako remain and the Accord will protect native forest in the centre of the largest remaining population, the 300 birds on the Mamaku plateau near Rotorua.*"

The Accord contains the following key provisions:

1. 30,000 hectares of Tasman Forestry's freehold forest estate will be legally covenanted to protect their reserve status.

2. The ending of all native forest clearance by Tasman Forestry in New Zealand apart from supplying some tawa from low conservation value forests to meet its contractual commitments to the Kinleith pulp mill until December 1990.

3. The sale by Tasman of 3,500 hectares of the Gammons block near Rotorua to the Department of Conservation to protect native forest habitat in the centre of New Zealand's largest surviving population of kokako.

4. A grant of $150,000 by Tasman Forestry for a three year research and management project into the survival of the kokako.

5. A continuing consultative process between the Accord signatories on resource use and environmental issues.

The Tasman Accord, is the result of more than a year's discussion and ecological research by the parties involved.

The native forest areas which will be legally protected by Tasman Forestry include:

- Many native forest areas in the Rotorua/Bay of Plenty region containing kiwi, kokako and robin.

- The Tokomaru block comprising 1896 ha on the Tararua Range behind Shannon and next to the Tararua Forest Park. This block contains some of the best kaka and parakeet habitat remaining in the southern North Island.

- 8,000 hectares of native forest at Ngatapa in Northern Hawkes Bay. This large block is next to the Whirinaki Forest Park.

- The Waitahanui reserve near Taupo, where over 500 ha of first-class potential forest land was set aside in 1973 to maintain an undisturbed environment for spawning trout.

- 100 hectares of young kauri forest in the Coromandel.

- 340 hectares of beech forest next to Marlborough's Mt. Richmond Forest Park.

- The *Humphrey* and Aratika Reserves on the West Coast, comprising 6,750 hectares of native forest much of which forms a scenic backdrop to the important Lake Kaniere and Lake Brunner Scenic Reserves.

Mr Heard said the reserves showed that the plantation forestry industry in New Zealand could be developed into a major export earner for the country, whilst still respecting the need for responsible conservation attitudes.

Contact:

1. Mr Bryce Heard
Managing Director
Tasman Forestry Ltd
Rotorua

Telephone: (073) 474-899

2. Dr Gerry McSweeney
Conservation Director
Royal Forest & Bird Protection Society of NZ Inc.
Wellington

Telephone: (04) 728-154 (day), (04) 862-409 (night)

3. Mr John Hayes
Press Secretary to the
Minister of Conservation
Parliament Buildings
Wellington

Telephone (04) 719-131 (day)
(04) 718-927 (night)

4. Mr David McDowell
Director-General
Department of Conservation
Wellington

Telephone: (04) 710-726

5. Mr Guy Salmon
The Director
Maruia Society Inc.
Nelson

Telephone (054) 83336 (day)
(054) 521-122 (night)

6. Mr David Crawford
The President
Federated Mountain Clubs of NZ (Inc)
Wellington

Telephone: (04) 828-171 (day)
(04) 698-263 (night)

Appendix 4: Access Right

The Grantor and the Grantee covenant and agree to the following terms and conditions:

1. Roads:

Access for the purposes described below shall mean the use of McKee Road and Tarawera Road, and other roads (including bridges forming part of those roads) on the Land (other than roads on Putauaki except to the extent that rights of way have been created in respect of the roads over Putauaki in favour of the Land).

2. Rights of Access:

The Grantor grants to the Grantee (together with its contractors, employees, agents and licensees), for the Term, the right to use the roads for the purpose and on the basis set out below.

3. Control:

The Grantee shall (subject to the right of the Grantor to charge certain fees, as set out below) control access over all of the roads during the Term, but will provide the Grantor, and the grantees of other forestry rights over, or lessees or licensees of, the Grantor's Land, and their employees, contractors, agents, and invitees with a licence to use the roads for the purpose of operating a forestry or other business on the Grantor's Land or any part of the Grantor's Land, subject to payment of the amounts set out below.

4. Purpose:

4.1 The Grantor shall be entitled to access for managing and harvesting forests on the Returned Land by the Grantor and/or such other party to whom the Grantor may grant forestry and/or cutting rights in respect of such Returned Land (including access to the Superskid Site)

4.2 The Grantee shall be entitled to access only for the following:

(a) For the managing, harvesting and use of the Relevant Trees and Quarries for the duration of the Forestry Right

(b) For cartage of products from the Relevant Land

(c) To allow cartage of products from forests that as at the Commencement Date are owned by Grantee, Viking Global New Zealand Limited, OTPP New Zealand Forest Investments Limited, Kiwi Forests Group Limited and the owners or managers from time to time of the forests formerly owned by the Central North Island Forestry Partnership

(d) To allow cartage by other parties wishing to use the Roads and approved by Grantee including Tenon Limited and its related companies

5. Payment:

5.1 For the purpose in clause 4.1, there shall be no charge, except as provided in clause 6.2.

5.2 For the purposes of clauses 4.2(a), 4.2(b) and 4.2(c), the Grantee shall pay to the Grantor the AR Payment.

5.3 For the purposes of clause 4.2(d), the Grantee shall, subject to clause 7.1, pay to the Grantor a royalty payable quarterly in arrears from the Commencement Date. Such royalty shall be set by the

Grantor from time to time, and shall be set at a commercially reasonable level. The Grantee shall, at its cost, keep and maintain all accounts and records as to such cartage pursuant to this clause 5.3 and shall, at each Quarter, provide details and records relating to the same to the Grantor.

6. Maintenance of Roads:

6.1 The Grantee shall keep the roads in good repair and condition, but shall have no obligation to upgrade any road from its condition on the Commencement Date.

6.2 The Grantee shall be entitled to charge all users of the roads (including under clause 4.1 and 4.2) for the cost of maintenance. All users of the roads shall if required by the Grantee:

(a) pay a reasonable proportion of maintenance and other costs necessary to keep the roads and bridges in a good state of repair, for their respective usage of the roads; and

(b) comply with any reasonable requirements of the Grantee in respect of such usage.

6.3 The maintenance charge under clause 6.2 is in addition to the royalty under clause 5.3.

7. Default

7.1 The Grantee's obligation under clause 5.3 is limited to passing on any royalty amount received, when it is received, such that the risk of default in payment of the royalty is the Grantor's risk. If there is a default in the payment of the royalty then the Grantee, if required by the Grantor, shall revoke or suspend access by that defaulting user while that default is unremedied.

8. Other fees

8.1 For the avoidance of doubt, nothing in this Forestry Right (including clause 6.2 of this appendix) limits the fees that the Grantee may charge the parties referred to in clause 4.2(c) for access, which Grantee may do at its sole discretion.

Appendix 5: Criteria for assignment

1.1 In the event that the Grantee wishes to assign or transfer this Forestry Right in clause 5.1(j)(ii), it shall first obtain the written consent of the Grantor which shall not be unreasonably or arbitrarily withheld provided that such consent shall not be refused or withheld by the Grantor in any case where the conditions listed in Clause 1.2 have been satisfied.

1.2 **Conditions for Total Assignment**

The conditions referred to in Clause 1.1 are as follows:

1.2.1 The proposed assignment or transfer relates to all the Relevant Land and not to any part or parts of Relevant Land less than the whole;

1.2.2 The Grantee is not at the time of application for such consent or thereafter before consent is granted in default in the due and punctual observance or performance of the covenants and conditions on the Grantee's part herein contained;

1.2.3 The incoming grantee is not at the time of application for such consent or thereafter before consent is granted in default in the due and punctual observance or performance of the covenants and conditions on the part of the incoming grantee contained in any other forestry right granted by the Grantor;

1.2.4 The Grantee pays to the Grantor all reasonable legal and other advisory costs incurred by the Grantor (whether or not the proposed assignment or transfer proceeds to completion) incidental to the application for consent;

1.2.5 The Grantee procures the execution by the incoming grantee of a covenant with the Grantor that the incoming grantee will :

(a) at all times during the continuance of the term duly pay the Annual Rent at the times and in the manner herein provided; and

(b) observe and perform all the covenants and conditions herein contained on the part of the Grantee to be observed and performed,

(c) assume all the rights and obligations of the Grantee as occupier of the Relevant Land, under any resource or other regulatory consents,

and such covenant shall make provision for a like covenant in the event of any subsequent transfer or assignment including novation if required to give effect to such assumption and covenant;

1.2.6 The Grantee and the incoming grantee covenant to comply with the Grantor's reasonable requirements in relation to the registration of the intended assignment or transfer, such registration to be at the cost in all respects of the Grantee; and

1.2.7 The Grantee procures in favour of the Grantor such guarantees as may be reasonably required by the Grantor in a form acceptable to the Grantor of the obligations and covenants of the incoming Grantee under the assignment or transfer and the reasonable costs of preparation and execution of such guarantee shall be paid by the Grantee.

Appendix 6: Handback Unit Works

(a) harvested trees and logging slash will be removed from water courses, wetlands, roads, culverts and fences (in accordance with standard forest industry practice in New Zealand);

(b) logging slash will where reasonably practical be retained on and left in a dispersed state over the Handback Unit;

(c) the Grantee is to use commercially reasonable endeavours to ensure merchantable waste will not exceed 6 cubic metres per hectare, but in any event, merchantable waste shall not exceed 8 cubic metres per hectare, as assessed by New Zealand standard forest industry methods such as Wagner Waste Assessment Method.

(d) logging slash (including unmerchantable trees and other trees and shrubs) within the stump line perimeter of the Handback Unit which may hinder tree re-establishment, is where reasonably practical, levelled by either clearfelling, crushing, line raking operations or other operations suitable for the purpose. For the avoidance of doubt, the Grantee shall not be required to clear pockets of native bush outside the stump line perimeter (e.g., in gullies);

(e) landings and other sites of high soil compaction and disturbance (including tracking) are minimised in both number and size. Where the soil compaction and disturbance is both in excess of acceptable harvesting practices and avoidable, the Grantee will make good the sites by cultivation or other rehabilitation work;

(f) accumulated logging slash and "birds nests" surrounding landings or skid sites is, where reasonably practical, removed, dispersed or otherwise heaped onto and spread over the landing; and

(g) foreign bodies and rubbish deposited on the Handback Unit during the Term (including without limitation logging equipment and consumables such as wire rope) are removed from the Handback Unit.